Lenard E. Schwartzer
Nevada Bar No. 0399
Jeanette E. McPherson
Nevada Bar No. 5423
Jason A. Imes
Nevada Bar No. 7030
Schwartzer & McPherson Law Firm
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Telephone: (702) 228-7590
Facsimile: (702) 892-0122
Email: bkfilings@s-mlaw.com

E-FILED on December 23, 2005

Attorneys for Debtors and Debtors-In-Possession

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re:

PACIFIC MAGTRON INTERNATIONAL, CORP., a Nevada Corporation,

PACIFIC MAGTRON, INC.,

PACIFIC MAGTRON (GA), INC.,

LIVEWAREHOUSE, INC.,

Debtors and Debtors in Possession.

Affects all four Debtors: ☐
Affects only:
- ☐ Pacific Magtron International, Corp.
- ☒ Pacific Magtron, Inc.
- ☒ Pacific Magtron (GA), Inc.
- ☐ Livewarehouse, Inc.

Case Nos. BK-S-05-14331 LBR
BK-S-05-14335 LBR
BK-S-05-14339 LBR

Jointly Administered Under
Case No. BK-S-05-14326 LBR

Chapter 11

AMENDED DISCLOSURE STATEMENT TO ACCOMPANY PACIFIC MAGTRON, INC.'S SECOND AMENDED PLAN OF LIQUIDATION AND PACIFIC MAGTRON (GA), INC.'S SECOND AMENDED PLAN OF LIQUIDATION

Hearing:
Date: January 24, 2006
Time: 9:30 a.m.
Place: *Courtroom 1*
Foley Federal Building
300 Las Vegas Blvd. South
Las Vegas, Nevada 89101

PACIFIC MAGTRON, INC. ("PMI") and PACIFIC MAGTRON (GA), INC. ("PMIGA"), by and through their counsel, Lenard E. Schwartzer, Esq. of the Schwartzer & McPherson Law Firm, hereby presents this Disclosure Statement to Accompany Pacific Magtron, Inc.'s Second Amended Plan of Liquidation and Pacific Magtron (GA), Inc.'s Second Amended Plan of

Liquidation("Disclosure Statement") to all of the known creditors and members of PMI and PMIGA pursuant to 11 U.S.C. § 1125. The purpose of this Disclosure Statement is to provide such information as may be deemed materially important and necessary to the Creditors of PMI and PMIGA to make a reasonably informed decision in exercising their right to vote for the acceptance of each of the Pacific Magtron, Inc.'s Plan of Liquidation (the "PMI Plan") and Pacific Magtron (GA), Inc.'s Plan of Liquidation (the "PMIGA Plan") and collectively referred to as the "Plans". The Plans, a copy of which accompanies this Disclosure Statement as **Exhibit "1",** has also been filed with the Bankruptcy Court.

Please note this is not a joint plan. Pacific Magtron, Inc. and Pacific Magtron (GA), Inc. will be liquidated separately and their assets distributed to their respective creditors. Pacific Magtron International Corporation ("PMIC") and Livewarehouse, Inc. ("LW") will submit their own joint or separate plan or plans of reorganization. As a creditor of any particular entity you should carefully review the portions of the Disclosure Statement which relate to the entity against which you hold a claim.

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TABLE OF CONTENTS

SCHWARTZER & MCPHERSON LAW FIRM
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EXHIBITS:

1. Plans of Reorganization
2. Settlement Agreement
3. List of Potential PMI Avoidance Actions
4. Ballot

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I.

INTRODUCTION AND REPRESENTATIONS

A. Purpose of Disclosure Statement

The purpose of this Disclosure Statement is to: (1) assist the Claimants in making an informed decision as to whether or not to accept or reject the Plans; and to (2) assist the Bankruptcy Court in making an informed decision as to whether or not the Plans comply with the requirements of the Bankruptcy Code.

B. Introduction and Definitions

PMI and PMIGA have prepared this Disclosure Statement to inform the Claimants of the PMI Plan and the PMIGA Plan to liquidate and distribute their assets through plans of reorganization. Unless otherwise defined herein, terms defined in the Plans shall have the same meaning when used in this Disclosure Statement. In addition, unless otherwise defined herein or in the Plans, terms used in this Disclosure Statement shall have the same meaning as in the Bankruptcy Code or the Bankruptcy Rules. The definitions used in this Disclosure Statement are those contained in the attached Plans (**Exhibit "1"**), Article I, Definitions.

C. Representations

The information in the Disclosure Statement concerning PMI and PMIGA comes from the Debtors and their representatives. This Disclosure Statement is submitted in accordance with Bankruptcy Code § 1125 for the purpose of soliciting acceptances of the Plans from holders of certain Claims. The Bankruptcy Court approved this Disclosure Statement as containing information of a kind, and in sufficient detail, adequate to enable a hypothetical, reasonable investor typical of each of the Classes being solicited to make an informed judgment whether to vote to accept or reject the Plans. In determining whether the Plans should be confirmed, the Bankruptcy Court will consider whether the Plans satisfy the various requirements of the Bankruptcy Code, including whether or not it is feasible and whether or not it is in the best interests of the Claimants. The Bankruptcy Court will also receive and consider a ballot summary prepared by the Debtors concerning the votes for acceptance or rejection of the Plans by persons entitled to vote. Each Class of Creditors allowed to vote on the Plans will be deemed to have

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accepted the plan for their Debtor, if the plan is accepted by valid ballots cast by Creditors hold at least two-third (2/3) in dollar amount and more than one-half (1/2) in number of the allowed claims of the Creditors in that class actually voting to accept or reject each of the Plans.

THIS DISCLOSURE STATEMENT IS NOT THE PLANS. THIS DISCLOSURE STATEMENT, TOGETHER WITH THE PLANS WHICH IS ATTACHED HERETO AS EXHIBIT "1", SHOULD BE READ IN THEIR ENTIRETY. FOR THE CONVENIENCE OF CREDITORS, THE PLANS ARE SUMMARIZED IN THIS DISCLOSURE STATEMENT. BUT ALL SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THE PLANS, WHICH IS CONTROLLING IN THE EVENT OF AN INCONSISTENCY.

The Bankruptcy Court will hold a hearing on confirmation of the Plans. You will be given notice of that hearing. The confirmation hearing may be adjourned from time to time without further written notice.

Certain materials contained in this Disclosure Statement are taken directly from other, readily accessible documents or are digests o f other documents. While every effort has been made to retain the meaning of such documents, you are urged to thoroughly review the documents themselves.

ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE WHICH ARE OTHER THAN THOSE CONTAINED IN THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION.

THIS IS A SOLICITATION BY THE DEBTORS ONLY AND IS NOT A SOLICITATION BY THE DEBTORS' ATTORNEYS. THE REPRESENTATIONS MADE HEREIN ARE THOSE OF THE DEBTORS, AND NOT OF THE DEBTORS' ATTORNEYS.

THE DEBTORS HAVE STATED REASONABLE EFFORTS HAVE BEEN MADE TO PREPARE ALL THE UNAUDITED FINANCIAL STATEMENTS WHICH MAY BE CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATION CONCERNING THE DEBTOR, PARTICULARLY AS TO THE VALUE OF THE ASSETS OF THE DEBTOR, ARE AUTHORIZED OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. **PMI and PMIGA RECOMMEND YOU VOTE FOR THE PLANS OF REORGANIZATION.**

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II.

HISTORY OF THE DEBTORS

A. Organization

PACIFIC MAGTRON INTERNATIONAL CORP. ("PMIC"), a Nevada corporation, Debtor-In-Possession in the above entitled Chapter 11 case, filed in conjunction with three (3) of its subsidiary companies, each also filing Chapter 11 cases in this District. The subsidiaries are:

Pacific Magtron, Inc. ("PMI")	100% owned by PMIC
Pacific Magtron (GA), Inc. ("PMIGA")	100% owned by PMI
Livewarehouse, Inc. ("LW")	100% owned by PMIC

(collectively, "PMIC and its subsidiaries" or "Debtors").

B. Description of the Debtors

PMIC is a publicly traded corporation. PMI was a distributor and reseller of computer systems, components, peripherals and software. PMI fulfilled the multimedia hardware needs of system integrators, value-added resellers, retailers, original equipment manufacturers, software vendors and Internet resellers through the wholesale distribution of computer-related multimedia hardware components and software. PMIGA was formed for the distribution of PMI's products in the eastern United States. LW provided consumers a convenient way to purchase computer products via the Internet.

PMI and PMIGA distributed a range of computer products, including components and multimedia systems networking products. In addition, PMI and PMIGA provided vertical solutions for systems integrators and Internet resellers by bundling its products. PMI and PMIGA offered customers an inventory of more than 1,800 products from 30 manufacturers.

C. Recent History of the Debtors

On December 30, 2004, 61.56% of the currently issued and outstanding common stock of PMIC was acquired from Theodore S. Li ("Li") and Hui Cynthia Lee ("Lee") by Advanced Communications Technologies, Inc. ("ACT") pursuant to a Stock Purchase Agreement. At the time of the sale of stock, Li and Lee were the officers and directors of PMIC, PMI and PMIGA. After the sale of stock, PMIC and its subsidiaries continued to operate and PMIC's common stock

continues to be traded on the OTC Bulletin Board under the symbol PMIC.OB. ACT is a vertically integrated technology services company. Wayne I. Danson is the President, Chief Executive Officer and Chief Financial Officer of ACT. Under the terms of the purchase agreement, ACT issued its one year promissory notes to Li and Lee in a total amount of $500,000. Said notes are convertible into shares of ACT. Li was to remain employed by PMIC as chief financial officer and chief operating officer. Lee was to remain employed by PMIC as Senior Vice President for product procurement and business development in the Asian market.

Upon taking control of PMIC, ACT discovered certain representations of Li and Lee concerning the debtor's ability to continue operations without the need for additional capital were false, the assets and cash flow were insufficient to continue operations as organized, certain third party suppliers and vendors had reduced or threatened to reduce their lines of credit available to the debtor, and PMIC and its subsidiaries, therefore, did not have the ability to continue their business operations. The newly elected board of directors and officers determined it was in the best interests of PMIC and its subsidiaries, for PMI, its principal operating subsidiary, to enter into a joint venture agreement with General Procurement, Inc providing for continuity of the PMI business in return for a percentage of the profits for the benefit of PMI's creditors and for PMIC and its subsidiaries to file for relief under Chapter 11 of the Bankruptcy Code. Li and Lee were terminated May 10, 2005.

All of the Debtors had given Textron Financial Corp. ("Textron") a security interest in most of their assets (inventory, accounts receivable, and their proceeds). At this time, Textron has been paid in full. In addition, PMI (but not the other Debtors) had given Micro Technology Concepts, Inc. ("MTC") a similar, but subordinated, security interest in its assets.

The corporate offices are located at 1600 California Circle, Milpitas, California. The chief executive of PMIC is Martin Nielson. The chief executive of all the subsidiaries is Wayne Danson who resides in New York. The chief financial officer of all the entities is Anthony Lee.

The current board of directors of PMIC consists of Martin Nielson and John E. Donahue. The current board of directors of each of the subsidiaries is as follows:

PMI: Wayne Danson, Martin Nielson and John E. Donahue

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PMIGA: Wayne Danson, Martin Nielson and John E. Donahue

LW: Wayne Danson, Martin Nielson and John E. Donahue

D. Post-Petition Events

The Debtors filed their petitions for relief under Chapter 11 on May 11, 2005. Upon filing their Chapter 11 petitions, the Debtors filed motions for joint administration, employment of counsel, payment of pre-petition employee wage claims, approval of an interim management agreement and for use of cash collateral. Hearings were held on May 16, 2005, at which all the motions were granted on an interim basis.

At the beginning of these cases, the Debtors' management believed the best approach to obtain the largest dividend for unsecured creditors was to enter into a joint venture with another computer parts distributor which would utilize the Debtors' goodwill (consisting of customer lists and information and experienced sales personnel). Pre-petition, the Debtors' management negotiated such an agreement with General Procurement, Inc. ("GPI"). At the May 16, 2005 hearing, the Bankruptcy Court approved the interim management agreement with GPI.

Subsequent to the hearings on May 16, 2005, MTC, PMI's largest trade creditor and a distributor of mass storage devices, negotiated a similar joint venture agreement with PMI to replace the one entered into with GPI. Both joint venture agreements included an interim management agreement whereby the joint venture partner would take over management of PMI's sales and provide PMI with inventory on a secured basis while the Debtors sought approval of the joint venture as part of a plan of reorganization. Both agreements were binding upon the parties, subject only to the Bankruptcy Court's approval. PMI entered into the agreement with MTC because of its knowledge of MTC's financial strength and knowledge of the industry. Immediately upon signing the Interim Management Agreement with MTC, PMI was able to sell to its customers a substantial amount of new orders from inventory supplied by MTC. On June 15, 2005, the Bankruptcy Court approved the interim management agreement between PMI and MTC.

The Debtors negotiated for the use of cash collateral with Textron. Textron was fully secured and entitled to recover its principal, interest and reasonable expenses. The Debtors agreed to pay Textron $100,000 per month and pay off the balance owed in 120 days. In exchange,

Textron allowed the Debtors to use its cash collateral for operations. On June 15, 2005, the Bankruptcy Court approved the stipulation with Textron.

Wells Fargo Bank held a first mortgage on PMI's Building as well as the Restricted Bank Account. The Debtors negotiated with Wells Fargo Bank and agreed the funds in the Restricted Bank Account could be used to make the regular mortgage payments. On July 12, 2005, the Bankruptcy Court approved the stipulation with Wells Fargo Bank.

On or about June 23, 2005, MTC informed PMI it would not continue to perform under the interim management agreement and would not agree to allow PMI to use MTC's cash collateral for any business purpose except for liquidating the remaining assets. In response, PMI has been forced to cease business activities except those necessary to liquidate its remaining assets and to comply with the requirements of Chapter 11.

On July 7, 2005, the Court authorized PMI to continue to use cash collateral to liquidate the accounts receivable.

On August 2, 2005, the Court authorized PMI to abandon its remaining accounts receivable and inventory to MTC, to pay the balance of the debt owed to Textron and to continue to use cash collateral to pay the necessary expenses of the Debtors. The remaining accounts receivable and inventory have been abandoned to MTC, Textron has been paid in full and the Debtors continue to prosecute their plans.

On August 8, 2005, the Court authorized PMI to employ a commercial real estate broker, DBS Commercial, to sell the Building. The Court also authorized PMI to employ Star Inspection Group and AEI Consultants to prepare general and environmental reports on the Building.

On August 9, 2005, the Court authorized PMI to employ John Walton as special counsel to prosecute an action against MTC for an alleged breach of the Interim Management Agreement (the "MTC Litigation") and authorized ACT to lend PMI $30,000 to pay a retainer to Mr. Walton's law firm.

On August 31, 2005, PMI filed suit against MTC and others

On August 31, 2005, MTC filed a motion to compel payment of its post-petition

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account receivable from PMI and to convert the PMI case to a case under Chapter 7.

On September 15, 2005, PMI filed a motion to sell the Building which motion was heard on October 14, 2005. The Building was sold to Everlasting Private Foundation for $4,990,000. The sale of the building was not dependent upon the confirmation of PMI's Plan. However, the sale of the Building is a prerequisite to the PMI Plan. The sale is closed on or about November 18, 2005 and PMI received $1,602,559.

The possible existence of inter-company debt has created an issue whether the Debtors can be jointly administered and jointly represented. In light of these issues, Debtors' counsel filed a motion for the Court to determine that issue. The Court determined that the Debtors' counsel could continue to represent all four Debtors.

On September 19, 2005, the Debtors' officers and counsel met with MTC's officers and counsel and with other parties and reached a settlement by which the various issues between MTC and the Debtors have been settled and the litigation dismissed. The Settlement Agreement is attached as **Exhibit "2 "**.Capitalized terms below that are not otherwise defined in this Disclosure Statement or the Plan shall have the meaning ascribed to such terms in the Settlement Agreement. Under the terms of the Settlement Agreement, the parties have agreed:

1. PMI will dismiss the Adversary Proceeding without prejudice, each party to pay its own attorneys fees and costs. MTC will dismiss the Counterclaim against PMI, Nielson and Danson without prejudice. Neither the dismissal of the Adversary Proceeding nor the dismissal of the Counterclaim shall be deemed the basis for any claims of res judicata or collateral estoppel.

2. PMI, Nielson and Danson, on one hand, and the MTC Parties and the Arsys Parties, on the other hand, will execute a mutual release of all claims which shall include a provision awarding attorneys fees against any party which violates the mutual release.

3. PMI agrees that MTC has an allowed secured, administrative claim against PMI in the amount of $205,000 which will be paid within five calendar (5) days of entry of the Bankruptcy Court's order approving of this Settlement Motion and Settlement Agreement and it is further agreed that such payment by PMI will not be dependent

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upon approval of a plan of reorganization in the PMI case.

4. PMI agrees that MTC has an allowed secured, non-priority claim in the amount of $679,846.75.

5. MTC's claim is secured by (a) all of the cash in the PMI accounts at Wells Fargo Bank and Union Bank (including but not limited to the funds in the Wells Fargo Restricted Account, which funds are subject to Wells Fargo Bank's prior security interest and shall be released to MTC upon full payment of the Wells Fargo claim), (b) PMI's accounts receivable and inventory (all of which have been abandoned to MTC pursuant to an order entered on August 30, 2005), and (c) PMI's claim for repayment from PMIGA as described below. MTC's claim is not secured by the real estate owned by PMI or by any preference or fraudulent conveyance actions held by PMI.

6. MTC gives a credit of $200,000 in full satisfaction of the accounts receivable (excluding the accounts receivable claim against PMIGA) and inventory MTC has received from PMI. In consideration for this credit MTC will not be obligated to account to PMI or any subsequently appointed trustee for the collections of accounts or sales of inventory. MTC acknowledges that it has been informed that some creditors may claim offsets against the amounts owed to PMI by reason of debts owed by PMI, PMIGA, LW or PMIC.

7. MTC waives $150,000 of that portion of its claim not satisfied by its collateral (MTC's unsecured claim) that may be remaining after the application of its security to its pre-petition claim.

8. MTC agrees that PMI may use its cash collateral to pay current operating expenses until a plan of reorganization or plan of liquidation is confirmed or PMI receives the proceeds of the sale of its real estate. Upon the closing of the sale of its real estate PMI agrees to use the proceeds from such sale to pay its ongoing operating expenses. No legal fees or professional fees shall be paid out of MTC's cash collateral.

9. PMI and PMIGA agree that PMI has an allowed unsecured, non-priority claim against PMIGA in the amount of $524,317 as reflected in the general ledgers of PMI and PMIGA. MTC does not object to this claim.

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10. PMI and LW agree that LW has an allowed unsecured, non-priority claim against PMI in the amount of $389,644 as reflected in the general ledgers of PMI and PMIGA. MTC does not object to this claim.

11. PMI waives any claim it may have against PMIC. MTC does not object to the waiver of the claim PMI may have against PMIC.

12. PMIGA and PMIC agree that PMIGA has no claim against PMIC or PMIGA waives any claim it may have against PMIC. MTC does not object to the waiver of this claim.

13. PMIC will retain any federal tax refund due to it or the consolidated tax group consisting of PMIC, PMI, PMIGA, LW and their affiliates.

14. PMIC will propose a plan of reorganization which will provide for no payment from PMIC to PMI, PMIGA or LW.

15. MTC will not oppose any plan of reorganization for PMIGA which treats the PMI claim against PMIGA pro rata with other unsecured, non-priority claims.

16. MTC will not oppose any plan of reorganization for PMIC or LW (if for no other reason other than the fact that MTC is not a creditor of PMIC or LW).

17. MTC will not oppose a plan of reorganization for PMI which treats LW's allowed claim against PMI pro rata with other unsecured, non-priority claims.

18. PMI will propose a plan of reorganization that includes the provisions of this Settlement Agreement. MTC will vote for the PMI plan of reorganization and will not file a motion to convert the PMI case to a case under Chapter 7 as long as PMI complies with this Settlement Agreement and this Settlement Motion is approved by the Bankruptcy Court.

19. The Settlement Agreement, including, without limitation, the provisions regarding the absence of preclusive effect and the inadmissibility provisions of paragraphs 1 and 21, shall bind the parties thereto and all parties in interest in these jointly administered cases, and shall be binding on all successors thereto including a liquidating trustee or other estate representative under any plan. The provisions regarding the fixing of, or elimination of, inter-company debt are solely for purposes of settlement, confirmation

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and distribution under a plan and shall not be admissible in any other proceeding or constitute evidence in any manner, offensively or defensively, as to the amount, nature or validity of inter-company debt, including, without limitation, in any action, proceeding or claim objection with former management of the debtors.

20. The Settlement Agreement, in fixing the amount of inter-company debt, also eliminates any avoidance claims or other claims among the debtors, and distributions shall be made thereon without regard to 11USC § 502(d).

The Settlement Agreement was approved by the Court on October 31, 2005. On November 7, 2005, an order was entered approving the Settlement Agreement. On November 11, 2005, PMI paid MTC $205,000.

On October 18, 2005, PMI filed a motion seeking to avoid paying the California transfer tax pursuant to Bankruptcy Code § 1142(c) which would otherwise be imposed on the sale of the Building. That motion was heard on November 10, 2005 and the Court ordered that the real property transfer tax which would otherwise be paid upon the sale of the Building not be paid pending confirmation of the PMI Plan.

PMI and PMIGA have filed objections to certain claims. The objections are set for hearing on December 22, 2005. If the objections are granted it would reduce the amount of claims substantially.

III

DESCRIPTION OF THE ASSETS AND DEBTS

Each of the Debtor's material assets are as follows:

A. PMI Assets as of October 31, 2005:

1. Accounts receivable: As of July 7, 2005, the "book value" of outstanding pre-petition accounts receivable was $852,000. As of July 7, 2005, the "book value" of outstanding post-petition accounts receivable was $144,444. PMI's pre-petition and post-petition accounts receivable were subject to liens in favor of Textron and MTC. Textron has been paid in full. All remaining accounts receivable were abandoned to MTC. The proceeds from the collections of

these accounts were to be applied against MTC's secured debt. Pursuant to the Settlement Agreement, a credit in the amount of $200,000 has been applied to MTC's secured claim for the accounts receivable and inventory.

2. Inventory: As of July 7, 2005, the inventory had a "cost" basis of $99,278. This asset was subject to a lien in favor of MTC. The inventory has been abandoned to MTC pursuant to an order of the Court. The proceeds from the sale of this inventory were to be applied against MTC's secured debt. Pursuant to the Settlement Agreement, a credit in the amount of $200,000 has been applied to MTC's secured claim for the accounts receivable and inventory.

3. Cash: As of December 2, 2005, was $1,705,640. However, $122,455 is in accounts which are subject to a lien in favor of MTC.

4. Receivable from PMIGA: As of October 31, 2005 and pursuant to the Settlement Agreement, PMI has an account receivable in the amount of $524,317 from PMIGA. This asset is subject to a lien in favor of MTC.

5. Claim Against Insurance Company: There is a claim against Clarendon National Insurance Company for recovery of an alleged post-petition overpayment of excessive workers compensation insurance premiums in the amount of $25,500

6. Building: PMI has sold its building to Everlasting Private Foundation for $4,990,000.00 pursuant to an order entered after a hearing on October 14, 2005. The purchase price was used to pay WFB and SBA in full and closing costs including the real estate broker's commission. After payment of all secured debt and closing costs, $1,602,559 was paid to PMI. There is an additional $5,489 held in escrow pending the confirmation of the Plans.

7. Potential lawsuit against MTC: Pursuant to the Settlement Agreement, the lawsuit against MTC and others was dismissed. It has no further value.

8. Avoidance actions: Avoidance actions under Bankruptcy Code Sections 544, 547, 548, 549, 550, 551, and any other applicable section of the Bankruptcy Code, shall be preserved for the benefit of Creditors until all Claimants have been paid the full amount due to such Claimants on Allowed Claims under the PMI Plan. Such actions for PMI may be prosecuted by the PMI Creditor Trust. Attached as **Exhibit "3"** is a list of the potential avoidance actions identified by PMI's counsel.

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9. Potential lawsuits against Theodore S. Li ("Li") and Hui Cynthia Lee ("Lee") and others acting in concert with them for the following:

a. Insider preferences in connection with preferential payments made by Li and Lee to vendors of PMI with whom Li and Lee had direct or indirect personal guarantees.

b. Breach of fiduciary duty in connection with various actions detrimental to the Debtors taken by Li and Lee as principals and/or shareholders of the Debtors.

c. Deepening insolvency in connection with various actions taken by Li and Lee as principals and/or shareholders of the Debtors which led to or exacerbated the deepening insolvency of the Debtors.

The value of these potential lawsuits have not been determined.

10. Physical assets consisting of miscellaneous computers, desks, chairs, office equipment, warehouse racks and warehouse equipment. These items have a liquidation value of $15,000 or less. This value was determined by consulting local auctioneers who informed the Debtors that the equipment would not likely bring more than $15,000 at public sale. If these items were sold at public sale an auctioneer's fee would be deducted from the gross sales price resulting in PMI receiving less than $15,000.

B. PMI Debts:

1. Administrative: Approximately $250,000 for post-petition expenses including legal and accounting fees and costs. Schwartzer & McPherson Law Firm, bankruptcy counsel for all four Debtors is holding $51,785 in trust to apply to their future fees. On November 10, 2005, Schwartzer & McPherson Law Firm was awarded fees and costs of $160,246.29 for the period May 3, 2005 through August 31, 2005. These fees and costs are to be paid by PMI. The fees and costs in the aggregate amount of $153,067.00 and reimbursed fees and costs expended in the amount of $7,179.29 will be allocated among the four Debtors. Schwartzer & McPherson Law Firm estimated that the fees and costs would be allocated as follows:

a.	PMI	$144,482.65
b.	PMIC	$ 6,632.62
c.	LW	$ 4,603.20
d.	PMIGA	$ 4,527.82

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On November 10, 2005, Weinberg & Company, Special Accountants for the Debtors was awarded fees of $8,500. These fees and costs will be paid by PMIC. If these fees were allocated, the bulk of the fees would be paid by PMI. On November 10, 2005, the Law Offices of John R. Walton, Special Litigation Counsel to PMI were awarded fees and costs of approximately $26,082.25 from PMI only. In addition, the Law Offices of John R. Walton will be seeking a contingent fee of $30,000. All fees and costs incurred by Debtors' counsel and other professionals are subject to review and approval by the Court.

Hartford Insurance Company has filed a claim in the PMIC case for pre-petition workers compensation premiums for employees of PMI in the amount of $40,364. This claim will be deemed an unsecured, non-priority claim against PMI.

2. Secured:

a. WFB: As of October 31, 2005, $2,305,080 (fully secured by Building). WFB was paid in full from the proceeds of the sale of the Building.

b. SBA: As of October 31, 2005, $748,850 (fully secured by Building). SBA was paid in full from the proceeds of the sale of the Building.

c. MTC: Pursuant to the Settlement Agreement, $679,846.75 (partially secured). Pursuant to the Settlement Agreement, MTC is secured by (a) the cash in the PMI's accounts at Wells Fargo Bank and Union Bank, (b) PMI's accounts receivable and inventory (all of which has been abandoned to MTC and have a set value of $200,000), and (c) PMI's claim for repayment from PMIGA stated below. Pursuant to the Settlement Agreement, the unsecured portion of this debt is offset by a $150,000 credit.

3. Unsecured: $2,022,992 consisting of $1,633,348 owed to third party creditors and $389,644 owed to LW. This amount may be reduced by objections to claims filed by Debtors' counsel. The objections filed are as follows:

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CLAIM NO.	CLAIMANT	AMOUNT	FILED AS	REASON FOR OBJECTION
1	Sourcenet	$28,440.00	Unsecured	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
4	SPEC Research	$7,460.00	Unsecured	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
5	CNET	$14,897.00	Unsecured	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
11	Kingston Technology Co., Inc.	$134,417.63	Unsecured	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
14	Ingram Micro, Inc.	$156,250.00	Unsecured	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
14	Ingram Micro, Inc.	$114,052.86	Secured	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed. Additionally, creditor is secured and should look to its collateral for satisfaction of this claim.
55	Corsair Memory	$3,666.80	Unsecured	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
8	AT Distribution	$74,284.00	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.

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19	Chaintech America	$27,006.00	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
22	CNET	$14,897.00	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
24	Corsair Memory	$3,666.80	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
26	Cyberlink.com	$5,400.00	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
27	Cybertest	$379.74	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
28	Real Wisdom	$393,630.40	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor (on the basis that this creditor is an affiliate and alter ego of Sunnyview Tecnologies and Alan Lin) that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
40	Ingram Micro, Inc.	$273.657.52	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
46	Kingston Technology Co., Inc.	$139,539.72	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
67	Roxio	$70,670.88	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.

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69	Samtack	$4,656.50	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
75	Sonicblue	$33,663.50	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
76	Sourcenet	$28,440.00	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
78	SPEC Research	$7,460.00	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.
91	Viva Computer Company	$63,590.00	Unsecured Nonpriority	PMI has raised a §547 claim against this creditor that is unresolved at this time. Pursuant to §502(d), this claim must be disallowed.

These objections are set for hearing on December 22, 2005.

C. PMIGA Assets as of October 31, 2005:

1. Accounts receivable: The "book value" of outstanding pre-petition accounts receivable is $111,000 with an estimated value of approximately $33,000 of which $17,000 may be subject to offsets based upon pre-petition preferential transfers.

2. Cash: $136,813 as of October 31, 2005.

3. Potential lawsuits against Theodore Li and Cynthia Lee and others acting in concert with them for the following:

a. Insider preferences in connection with preferential payments made by Li and Lee to vendors of PMIGA with whom Li and Lee had direct and indirect personal guarantees.

b. Breach of fiduciary duty in connection with various actions detrimental to the Debtors taken by Li and Lee as principals and/or shareholders of the Debtors.

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c. Deepening insolvency in connection with various actions taken by Li and Lee as principals and/or shareholders of the Debtors which led to or exacerbated the deepening insolvency of the Debtors.

The value of these potential lawsuits have not been estimated.

D. PMIGA Debts:

1. A portion of the fees and costs of administration to be allocated among the Debtors.

2. Unsecured: $681,093 consisting of $156,776 owed to third party creditors and $524,317 owed to PMI pursuant to the Settlement Agreement. The amount owed to third party creditors may be reduced by objections to claims filed by Debtors' counsel.

IV

PLANS OF LIQUIDATION

A. Overview of the Plans

The Plans treat the assets and debts of each of the Debtors as a separate case. PMI and PMIGA will be liquidated and will each pay their own creditors first. On the Effective Date, PMI will (a) disburse the funds in the formerly blocked account at Wells Fargo Bank to MTC, (b) make full payment to its administrative, priority and administrative convenience class creditors, (c) disburse not less than 75% of its remaining available funds to its unsecured, non-priority creditors, and (d) pay the balance of its funds to the trustee of the PMI Creditor Trust. On the Effective Date, PMIGA will (a) make full payment to its administrative creditors, (b) disburse not less than 75% of its available funds to its unsecured, non-priority creditors, and (c) pay the balance of its funds to the trustee of the PMIGA Creditor Trust. Timothy S. Cory will serve as trustee of both trusts. The assets of PMI and PMIGA are not sufficient to pay the debts of unsecured creditors in full. The unsecured creditors of PMI will receive a dividend based upon the sale of the Building, the proceeds of the avoidance actions and the agreed to allocated share of proceeds of litigation against Li and Lee, if any. The unsecured creditors of PMIGA will receive a dividend based upon the cash in PMIGA's bank accounts, the collection of accounts receivable, the proceeds of the avoidance actions and the agreed to allocated share of proceeds of litigation against Li and Lee and others acting in concert with them, if any.

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The Building owned by PMI has been sold for $4,990,000. The net proceeds from the sale of the Building, were $1,602,559 and are available to pay creditors and administrative expenses of PMI.

The claims for recovery of preferences and/or fraudulent transfer will be litigated for the benefit of creditors of PMI by the trustee of the PMI Creditor Trust and the PMIGA Creditor Trust pursuant to Bankruptcy Code § 1123(b)(3)(B).

The claims against Li and Lee will be litigated by ACT for the benefit of the creditors of PMI and PMIGA. ACT will be the "estate representative" for purposes of this litigation pursuant to Bankruptcy Code § 1123(b)(3)(B). ACT will be entitled to recover the legal fees and costs it expends in this litigation but only out of the funds actually recovered. The litigation decisions will be made by ACT and the PMI Creditor Trust's trustee's role is only to agree to the allocation of fees and costs in case of recovery

Allowed Administrative Expense Claims are to be paid in full upon the Effective Date or upon entry of an order of the Court allowing such claims, whichever occurs last. Claims arising in the ordinary course of PMI's post-petition business will be paid in the ordinary course of business by PMI only. The costs of the current management and their direct assistants are being allocated to PMI because most of their work was related to (a) the operation of PMI's business, the litigation with MTC, the collection of PMI's accounts, the analysis of PMI's records for preferences and fraudulent conveyances, the sale of the Building, litigation support, and the preparation of the Plans. Hartford Insurance Company has filed a claim in the PMIC case for post-petition workers compensation premiums for employees of PMI in the amount of $40,364. This claim will be deemed a pre-petition non-priority claim against PMI.

Allowed Administrative Expense Claims for services provided other than in the ordinary course of business (e.g., Professional Fees approved by the Bankruptcy Court pursuant to properly submitted fee applications), unless otherwise designated as the expense of one particular Debtor, shall be allocated among the Debtors as follows: (a) eighty percent (80%) of such payroll related Allowed Administrative Expense Claims shall be paid by PMI and the remaining twenty percent (20%) shall be allocated amongst PMIGA, LW and PMIC based on the estimated time spent and (b) non-payroll related Allowed Administrative Expense shall be divided and paid equally

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amongst PMI, PMIGA, PMIC and LW. The fees and costs of the Law Offices of John R. Walton are designated as expenses of PMI. After the Effective Date, only those expenses authorized by the trustee of the PMI Creditor Trust or the trustee of the PMIGA Creditor Trust will be an expense of those trusts. PMI's and PMIGA's management will receive no payment for services from PMI or PMIGA rendered after the Effective Date unless specifically authorized by the trustee of the PMI Creditor Trust or the trustee of the PMIGA Creditor Trust.

B. Classification and Treatment of Claims and Interests Under the Plans

1. Class 1 (Priority Claims of PMI) is to be paid in full from the assets of PMI on the Effective Date. These claims consist of pre-petition employee wage and commission claims, payroll taxes and employee benefits (health insurance and 401(k) contributions). Pursuant to the Bankruptcy Court's prior orders, these claims have already been paid.

2. Class 2 (Administrative Convenience Class of PMI) is to be paid in full from the assets of PMI on the Effective Date. These claims are those of pre-petition unsecured creditors of PMI whose claims are $100 or less or who agree to reduce their claim to $100. The purpose of this Class is to allow the very smallest creditors to be paid a dividend immediately without the expense of soliciting their votes for the PMI Plan. The cost of solicitation of these creditors to vote to accept or reject any plan would be a major expense. The PMI Plan allows immediate and final payment of approximately 2000 creditors with claims of approximately $42,000. These claims are for rebates promised by PMI to retail customers of PMI's wholesale customers.

3. Class 3A (unsecured creditors of PMI including the unsecured portion of the claim of MTC, estimated at $70,000) is to be paid from the liquidation of the assets of PMI. On the Effective Date, PMI will make a partial distribution of not less than 75% of the cash assets of the PMI to holders of undisputed, allowed claims in this class. When doing so, the PMI shall reserve funds for disputed claims and administrative expenses. All of PMI's Cash, not subject to security interests, will be delivered to the PMI Creditor Trust. The Trustee of that Trust will liquidate the remaining assets and distribute them pro rata to the unsecured creditors of PMI. The PMI Creditor Trust is authorized to make partial distributions as its trustee deems it practical.

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In addition to Cash, PMI has claims against various vendors who received payment within 90 days of the Petition Date. These payments are called preferences. A "Preference" occurs when a debtor treats one creditor more favorably than another. For example, a debtor may choose to use all of its assets to pay off the entire debt owed to one creditor, leaving a second unable to collect any money at all. A Court will disallow a preference if payment is made for the benefit of a creditor, for a debt owed prior to the filing of bankruptcy, the payment is made while the debtor is insolvent, and the transfer is made within 90 days of the debtor's filing the bankruptcy petition (or 1 year, if the payment was made to an "insider" such as a relative or corporate director). A creditor receiving a "preference" may be forced to restore it to the debtor's estate. Any preferences recovered will be paid to the PMI Creditors Trust to be distributed to Class 3, pro rata. The list of potential avoidance actions is attached as **Exhibit "3"**.

PMI's potential claims against Theodore Li and Cynthia Lee for recovery of insider preferences, for recovery of damages for their breach of fiduciary duties to Debtors including PMI and for conducting business during deepening insolvency will be litigated by ACT as an "estate representative". ACT has engaged attorneys and has commenced litigation against Li and Lee based upon related and similar facts and issues of law. The Debtors believe that seeking recovery through one set of counsel is the most financially responsible way of pursuing the potential litigation against Li and Lee. The allocation of recoveries, if any, from Li and Lee and the allocation of costs of such litigation will be made by agreement of the parties (including the trustee of the PMI Creditor Trust and the trustee of the PMIGA Creditor Trust), special verdict, or order of the presiding court or the Bankruptcy Court. ACT is authorized to join the above-mentioned litigation with litigation on behalf of or by itself, PMIC and/or LW.

PMI is owed $524,317 by PMIGA. However, this debt is subject to a security interest in favor of MTC and will not benefit PMI's unsecured creditors.

Under the Settlement, MTC (Class 4) will collect approximately $440,000 from its collateral and will waive $150,000 of its unsecured claim. MTC will have an unsecured claim in Class 3 of approximately $70,000.

Pursuant to the Settlement Agreement, LW has an unsecured claim in Class 3 of $389,644. This claim will be treated in a separate class called Class 3B.

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The trustee appointed for the PMI Creditor Trustee will be paid a commission based upon the schedule for compensation of Chapter 7 Trustee contained in Bankruptcy Code § 336(a). If the trustee distributes $375,000, his commission will be approximately $22,500.

The total amount of assets collected by the PMI and the PMI Creditor Trust less the costs of administration and payment of Classes 1 and 2, should be approximately $1½ million. **Since the total unsecured claims against PMI may be as much as $2,400,000, it is expected unsecured creditors of PMI will receive a 50-60% dividend.** However this percentage is only an estimate and the amount actually distributed will depend upon the amounts collected in the avoidance actions, the amounts collected from Li and Lee, if any, the amounts expended for administrative expenses of PMI and the trustee of the PMI Creditor Trust, and the amount the claims are reduced by the objections to claims filed by the Debtors' counsel.

Class 3 has been split into Class 3A and Class 3B to allow PMI to transfer its physical assets consisting of consisting of miscellaneous computers, desks, chairs, office equipment, warehouse racks and warehouse equipment to LW in exchange for a $15,000 credit which is an amount equal to the liquidation value of these assets. The $15,000 credit will be treated the same as a distribution to LW under the PMI Plan. For example, if all members of Class 3 were to receive a 50% dividend, LW would be entitled to receive a distribution of 50% of its $389,644 claim (or $194,822). Instead LW would receive $179,822 in cash and the physical assets worth $15,000. For this reason, Class 3A will consist of all unsecured creditors except LW (including the unsecured claim of MTC) and Class 3B will consist of the unsecured claim of LW. LW will share pro rata with Class 3A after taking into account the credit for transfer of the physical assets.

4. Class 4 (secured creditor) consists solely of MTC. Since Textron, WFB and SBA were paid in full, they no longer will be creditors of PMI and will receive no further distribution under the Plans. The payments to Textron, WFB and SBA are indefeasible.

Pursuant to the Settlement Agreement, MTC's pre-petition claim against PMI is set at $679,846.75. MTC has no a lien and has no claim against PMIC, PMIGA and LW. MTC was partially secured by (a) a second lien on PMI's cash, inventory, equipment, and accounts receivable and their proceeds, and (b) a second or third lien on PMI's bank accounts. MTC's lien on cash, inventory, equipment, and accounts receivable was subordinate to that of Textron. After

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the payment of Textron, MTC had a first lien of inventory and accounts receivable of PMI. Pursuant to Court order, the inventory and accounts receivable of PMI have been abandoned to MTC. Pursuant to the Settlement Agreement the liquidation value of the inventory and the accounts receivable is set at $200,000. In addition, MTC is secured by a lien on PMI's bank accounts (including the blocked account at WFB) and the pre-sale account at Union Bank, neither of which accounts hold the proceeds from the sale of the Building or the proceeds of avoidance actions. After the sale of the Building, MTC had a first lien on the bank accounts. $121,355 from these accounts have been paid to MTC pursuant to a Stipulated Order for Distribution entered December 9, 2005. Finally, pursuant to the Settlement Agreement, it was agreed PMI has a $524,317 claim against PMIGA and such claim was subject to MTC's security interest. It is expected there will be a 20-25% dividend from PMIGA to its creditors. This should result in a payment to MTC of approximately $115,000. MTC is also to receive a refund from PMI's workers compensation insurer in the approximate amount of $25,500. Thus, MTC should receive approximately $465,000 on its collateral and have an unsecured claim of approximately $214,000. Pursuant to the Settlement Agreement, MTC will reduce its unsecured claim by $150,000. It is estimated MTC will have an unsecured claim of approximately $70,000. Any such balance owed will be treated as a Class 3 claim.

Pursuant to a stipulation made as of December 8, 2005, by PMI, WFB and MTC, PMI will distribute to MTC the balance of funds in the blocked account at WFB, $120,619 less $1,100 in bank charges, and the balance of the funds in the pre-Property sale account at Union Bank, $1,836. This payment will be applied to MTC's secured claim.

MTC shall be assigned PMI's claim against Clarendon National Insurance for excessive post-petition workers compensation insurance premiums. This claim will be estimated to be worth $25,500.

On the Effective Date, PMIGA will distribute to MTC that portion of its distribution to unsecured creditors which would otherwise be payable to PMI.

5. Class 5 (unsecured creditors of PMIGA) is to be paid from the funds held by PMIGA (approximately, $137,000) and from its accounts receivable (valued at $33,000), approximately, $170,000. This amount will be reduced by administrative expenses as allocated by

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the Bankruptcy Court. On the Effective Date, PMIGA will make a partial distribution of not less than 75% of the cash assets of the PMIGA to holders of undisputed, allowed claims in this class. When doing so, PMIGA shall reserve funds for disputed claims and administrative expenses. On the Effective Date, the balance of the assets of PMIGA, including but not limited to cash and accounts receivable, are to be delivered to the PMIGA Creditor Trust. The Trustee of the PMIGA Trust will be responsible for collection of accounts receivable owed to PMIGA. The net assets of PMIGA, after the costs of administration, will be distributed pro rata among the creditors of PMIGA. The third party claims against PMIGA were estimated to be $156,776. In addition, PMIGA is indebted to PMI for $524,317. **After payment of a portion of the administrative expenses of this case, there should be a dividend to PMIGA's creditors equal to about 20-25% of each claim.** The trustee of the PMIGA Creditor Trust is authorized to make partial distributions as the trustee deems it practical. When doing so, he shall reserve funds for disputed claims and administrative expenses.

The trustee appointed for the PMIGA Creditor Trustee will be paid a commission based upon the schedule for compensation of Chapter 7 Trustee contained in Bankruptcy Code § 336(a). If the trustee distributes $40,000, his commission will be approximately $4,750.

PMIGA's potential claims against Theodore Li and Cynthia Lee for recovery of insider preferences, for recovery of damages for their breach of fiduciary duties to Debtors including PMIGA and for conducting business during deepening insolvency will be litigated by ACT as an "estate representative". ACT has engaged attorneys and has commenced litigation against Li and Lee based upon related and similar facts and issues of law. The Debtors believe that seeking recovery through one set of counsel is the most financially responsible way of pursuing the potential litigation against Li and Lee. The allocation of recoveries from Li and Lee and the allocation of costs of such litigation will be made by agreement of the parties (including the trustee of the PMI Creditor Trust and the trustee of the PMIGA Creditor Trust), special verdict, or order of the presiding court or the Bankruptcy Court. ACT is authorized to join the above-mentioned litigation with litigation on behalf of or by itself, PMIC and/or LW.

6. Class 6 (PMIC, the sole shareholder of PMI) shall retain nothing.

7. Class 7(PMI, the sole shareholder of PMIGA) shall retain nothing.

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C. Disputed Claims

The claims bar date was set by the Bankruptcy Court as September 10, 2005. If the Debtors have listed in any of their Schedules a claim as a Disputed Claim, the Creditor must file a proof of claim. If a proof of claim is not timely filed by the claims bar date, the claim will be deemed disallowed without further order of the Bankruptcy Court, unless later allowed by the Bankruptcy Court. A claim of a governmental unit shall be timely filed if it is filed before 180 days after the date of the order for relief. Except as otherwise provided in these Plans, objections to Claims may be filed and served by the Debtors or by any other Person(s) properly entitled to do so under the Bankruptcy Code and the Bankruptcy Rules, no later than thirty (30) days following the Effective Date. Any objection to a Claim will be served upon the holder of each such claim to which objection has been made. After allowance, and to the extent allowed and not subordinated or subject to subordination, the previously Disputed Claim will be treated, for purposes of receiving subsequent distributions (if any), as if it had been allowed as of the Effective Date.

Those Creditors alleged to have received preferences or other avoidable transfers shall receive no Distributions under the PMI Plan or the PMIGA Plan pending the disposition of any corresponding avoidance actions filed or to be filed by or on behalf of PMIC and/or PMIGA, and an amount representing each such Creditor's Pro Rata share of its Claim shall be held in escrow pending the outcome of such litigation and any corresponding disallowance or adjustments to the amount of such Claims pursuant to 11 U.S.C. § 502(d).

In the case of any Disputed Claims, any undisputed portion of an Allowed Claim shall be paid in accordance with the terms of these Plans. The funds to pay the balance of the Disputed Claim shall be held in an interest-bearing account until the Bankruptcy Court determines the allowed amount of such Claim as provided in the Plans. All Disputed Claims amount may be held in a single bank account with the appropriate records segregating the amount due and owing. Upon a Final Order from the Bankruptcy Court, any Disputed Claim(s) that becomes an Allowed Claim shall be paid along with any portion of interest due and owing to the Claimant.

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D. Treatment of Executory Contracts and Unexpired Leases.

On the Effective Date, all executory contracts and unexpired leases of each of PMI and PMIGA which were not previously assumed shall be rejected.

Each party to an executory contract or unexpired lease which is rejected at Confirmation shall file, not later than fifteen (15) days after the Effective Date, a proof of claim for any Claim arising from the rejection of such executory contract or unexpired lease.

E. The Effective Date and the Effect of Confirmation.

The Plan will go into effect the later of eleven (11) days after the entry of an order confirming the Plan unless an appeal is filed and a stay pending appeal is obtained which would prevent the consummation of the Plan until the appeal is determined. From and after Confirmation, the jurisdiction of the Bankruptcy Court shall continue as provided by the Plan. Generally, the Bankruptcy Court will retain jurisdiction to enter any orders necessary to effectuate the Plan. The Bankruptcy Court will retain jurisdiction to hear the avoidance actions.

F. Avoidance Actions and other Actions

Avoidance actions under Bankruptcy Code Sections 542, 544, 547, 548, 549, 550, 551, and any other applicable section of the Bankruptcy Code, shall be preserved for the benefit of PMI's creditors. Such actions for PMI may be prosecuted by the PMI Creditor Trust. A list of the potential actions is attached as **Exhibit "3"**. Claims against Theodore Li and Cynthia Lee will be preserved for the benefit of PMI's creditors and will be prosecuted by ACT as the "estate representative" for PMI.

G. Substantial Consummation.

The Plan will be deemed to be substantially consummated upon the commencement of payment to creditors in either case.

H. Management of Debtors

After the Effective Date, the liquidation of PMI shall be managed by the PMI Creditor Trust. After the Effective Date, the liquidation of PMIGA shall be managed by the PMIGA Creditor Trust. Timothy S. Cory has agreed to act the trustee of both the PMI Creditor Trust and the PMIGA Creditor Trust. Mr. Cory is an experienced attorney and a Chapter 7 Panel Trustee in the District of Nevada. Mr. Cory will be paid will be paid (1) a commission based upon a

percentage of the amount distributed to creditors or for expenses of the trust as provided by Bankruptcy Code §326(a) and (2) his reimbursable costs.

ACT, as an "estate representative" will manage the litigation against Li and Lee.

I. Post-Confirmation Reports and Fees.

The PMI Creditor Trust and the PMIGA Creditor Trust will continue to make the U.S. Trustee's quarterly fees until each case is closed. The amount of fees will be established by the post-petition operating reports of the PMI and PMIGA.

J. Reporting Requirements.

In connection with the Plan, the PMI Creditor Trust and the PMIGA Creditor Trust shall file all post-petition reports as required by Local Rule 3020(a), with each report to include the time period ending on the last day of the calendar month at least thirty (30) days prior to the due date of such report.

K. Closing of Case.

The PMI Creditor Trust and the PMIGA Creditor Trust may seek an order closing the case as soon as it receives funds. The pendancy of avoidance actions, other adversary actions or objections to claims should not prevent the closing of the case.

V

MTC LITIGATION

PMI had a claim against MTC. Pursuant to the Settlement Agreement, this litigation was dismissed and PMI, Wayne Danson (chief executive officer and director of PMI), Martin Nielson (an officer and director of PMI), MTC and Roy Han (president of MTC), entered into a mutual release.

VI

INTER-COMPANY TRANSACTIONS

There was a dispute as to whether there were valid inter-company debts among the Debtors. Pursuant to the Settlement Agreement, the following claims were allowed:

PMIGA to PMI	$524,317
PMI to LW	$389,644

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All other inter-company claims were disallowed or waived.

VII

ACCEPTANCE AND CONFIRMATION PROCEDURE

The Bankruptcy Court will confirm a plan of reorganization only if it finds all of the requirements of Section 1129 of the Bankruptcy Code are met. The Plans must be accepted by all impaired classes or the Proponents of the Plan must establish the Plan does not discriminate unfairly and the Plan is fair and equitable to all Claimants that do not vote in favor of the Plans. The Proponents of the Plans must establish the Plan is feasible and is in the best interest of the Creditors.

A. Voting Procedures

All Claimants are entitled to vote if they have been scheduled as undisputed in the PMI's or PMIGA's Schedules or such Claimant has filed a proof of claim before the bar date unless such Claimant has been rejected or disallowed for voting purposes by the Bankruptcy Court. However, pursuant to Bankruptcy Rule 3018, the holder of a Claim which has been objected to can vote only after notice and a hearing by the Bankruptcy Court and after entry of a Final Order which allows a claim or interest holder to vote.

A Class is deemed to have accepted a plan, if the plan is accepted by two-thirds in dollar amount and more than one-half in number of claims or interests voted. (This excludes certain claims delegated under 1126(e) of the Bankruptcy Code have voted to accept or reject the Plans).

Only those Classes which are impaired under the Plans are entitled to vote to accept or reject the Plan. In that regard, Classes 1 and 2 are unimpaired under the Plans and are not entitled to vote. Classes 3A, 3B, 4 and 5 are impaired and are entitled to vote. Classes 6 and 7 receive and retain nothing under the Plan and these classes are deemed to have rejected the Plan.

Ballots will be sent to the known holders of Claims in Classes 3A, 3B, 4 and 5 whether or not such Claims are disputed (attached hereto as **Exhibit "4"** is the form of the Ballot proposed by the PMI and PMIGA). However, only the holders of Allowed Claims (or Claims which have been temporarily allowed or have been estimated by the Bankruptcy Court), who are impaired are

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entitled to vote on the Plan. A Claim to which an objection has been filed, is not an Allowed Claim unless and until the Bankruptcy Court enters a Final Order on the objection or on a motion to allow the Claim for voting purposes.

The form of Ballot for each of the Class entitled to vote on the Plans will be sent to all Creditors with a copy of the Disclosure Statement approved by the Bankruptcy Court, the Plans, and the Appendix of Exhibits. Creditors should read the Ballot carefully. If any Creditor has any questions concerning voting procedures, that Creditor may contact:

Lenard E. Schwartzer, Esq.
Schwartzer & McPherson Law Firm
Attorneys for the Debtors
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146
Telephone: (702) 228-7590
Facsimile: (702) 892-0122
E-Mail: LSchwartzer@S-MLaw.com

Ballots must be received at the above address no later than the date set by the Court in the Order approving this Disclosure Statement.

In addition, the Bankruptcy Court will hold a hearing on the confirmation of the Plans commencing at a date and time set by the Court in the Order approving this Disclosure Statement. All objection(s), if any, to the confirmation of the Plans must be in writing; must state with specificity the grounds for any such objection(s); and must be filed with the Bankruptcy Court and served on counsel for the Debtors by the deadline set by the Court in the order approving this Disclosure Statement.

B. Feasibilty.

PMI and PMIGA no longer operate any business. Liquidation is the only alternative. Since the Plans contemplate liquidation there is no requirement these Debtors prove feasibility.

C. Best Interests of Creditors and Liquidation Analysis.

The following information is provided to assist the Creditors in evaluating whether the Plans provide them with value, as of the Effective Date, is not less than the value which would have been received if the PMI and PMIGA were liquidated under Chapter 7 of the Bankruptcy Code.

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In Chapter 7 liquidation, the Trustee would take the net proceeds, if any, from the liquidation of the debtor's assets, to pay the Allowed Claims. Based upon available assets, partial payment of Creditor Claims of PMI and PMIGA is likely. In addition, a Chapter 7 Trustee is likely to take much longer to liquidate the assets and distribute them to creditors than contemplated by the Plans and a Chapter 7 trustee would charge larger fees.

D. Confirmation Over Dissenting Class.

In the event any impaired Class of Claims votes against the Plans, the Bankruptcy Court may nonetheless confirm the Plans at debtor's request if all other requirements under Bankruptcy Code §1129(a) are satisfied, and if, as to each impaired Class which has not accepted the Plans, the Bankruptcy Court determines the Plans "does not discriminate unfairly" and is "fair and equitable" with respect to such non-accepting Classes. Each of these requirements is discussed below.

1. **No Unfair Discrimination.**

A plan of reorganization "does not discriminate unfairly" if: (a) the legal rights of the a non-accepting Class are treated in a manner consistent with the treatment of other Classes whose legal rights are intertwined with those of the non-accepting Class; and (b) no Class receives payments in excess of those which it is legally entitled to receive for its Claims. PMI and PMIGA believe under the Plans, (i) all Classes of impaired Claims are treated in a manner consistent with the treatment of other similar Classes of Claims; and (ii) no Class of Claims will receive payments or property with an aggregate value greater than what it is legally entitled to receive.

2. **Fair and Equitable Test.**

The Bankruptcy Code establishes different "fair and equitable" tests for Unsecured Creditors as follows:

Either (i) each impaired Unsecured Creditor receives or retains under the Plan property of a value equal to the amount of its Allowed Claim, or (ii) the holders of Claims and Equity Interests which are junior to the Claims of the non-accepting Class do not receive any property under the Plan on account of such Claims and Equity Interests.

PMI and PMIGA believe the Plans satisfy the "fair and equitable" test with respect

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to all impaired Classes. No class junior to various classes of Unsecured Creditors will receive or retain any property under the Plans unless the unsecured creditors are paid in full. Since the values of the Estate Assets in the cases of PMI and PMIGA are less than the total amount of claims made by creditors, there is no equity left for the Shareholder Interest in PMI and PMIGA.

VIII

ALTERNATIVES TO THE PLANS

PMI and PMIGA believe the Plans will provide a greater recovery to all Creditors than liquidation by Chapter 7 Trustees. Chapter 7 Trustees must conform to the rules and regulations of the Bankruptcy Code for each sale or settlement. Chapter 7 Trustees must file reports which are reviewed and approved by the Office of the United States Trustee. The costs and delay in liquidation by Chapter 7 Trustees will reduce the distribution to creditors. The PMI Creditor Trust and the PMIGA Creditor Trust are not subject to the same requirements. Both Plans provide for a large distribution (75% of the available funds) on the Effective Date of the Plans. Distribution under Chapter 7 will take significantly longer.

IX

LIQUIDATION ANALYSIS

PMI and PMIGA believe a liquidation analysis is unnecessary in reviewing a liquidating plan of reorganization. The comparison to be made is between liquidation as contemplated by the Plan versus liquidation by a Chapter 7 Trustee. In the cases of PMI and PMIGA, where the bulk of the assets are (or, upon the sale of the PMI Building, will be) cash, the Plans contemplate rapid distribution to creditors of the available assets and closing the case.

Approval of the PMI Plan will save approximately $40,000 in Chapter 7 Trustee fees and $5,489 in transfer taxes which would otherwise have to be paid from the proceeds of the sale of the Building.

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X

RISK FACTORS

In addition to other matters addressed elsewhere in this Disclosure Statement, the Plan involves some risk of reduced payment. The total recovery by unsecured creditors (Classes 3 and 5) will depend upon (a) the recovery of preferences, (b) recovery from Li and Lee and (c) the recovery in PMIGA's accounts receivable by the PMI Creditor Trust. No assurance can be made there will be a substantial recovery from any of these sources. However, there are substantial sums available for creditors of PMI from the sale of the Building and for creditors of PMIGA from the cash on had.

XI

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN MANY AREAS, UNCERTAIN. ACCORDINGLY, EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER.

The Debtors have large amounts of net operating losses and capital losses from prior years which will eliminate any federal or state income tax liability from the sale of the Building, the recovery of preferences, the recovery from Li and lee and the collection of accounts receivable.

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CONCLUSION

For the above stated reasons (basically, in order to provide the creditors with a substantial dividend in a short period of time), the management of PMI and PMIGA recommend all their creditors vote in favor of the PMI Plan and the PMIGA Plan. All ballots should be returned by first class mail or by facsimile to the following address:

Lenard E. Schwartzer, Esq.
Schwartzer & McPherson Law Firm
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146
Attorney for the Debtors and Debtors In Possession
Facsimile: (702) 892-0122

DATED: December 21, 2005

Prepared and submitted by:

/s/ Lenard E. Schwartzer
Lenard E. Schwartzer, Esq.
Schwartzer & McPherson Law Firm
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146
Attorney for the Debtors
and Debtors In Possession

PACIFIC MAGTRON, INC.

By:________________________

PACIFIC MAGTRON (GA), INC.

By:________________________

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EXHIBIT "1"

Lenard E. Schwartzer, Esq.
Nevada Bar No. 0399
Jeanette E. McPherson, Esq.
Nevada Bar No. 5423
Jason A. Imes, Esq.
Nevada Bar No. 7030
Schwartzer & McPherson Law Firm
2850 South Jones Blvd., Suite 1
Las Vegas NV 89146
Telephone: (702) 228-7590
Facsimile: (702) 892-0122
Email: bkfilings@s-mlaw.com
Attorneys for Debtors and Debtors in Possession

E-FILED on December 23, 2005

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re: **PACIFIC MAGTRON INTERNATIONAL, CORP.**, a Nevada Corporation, **PACIFIC MAGTRON, INC.**, **PACIFIC MAGTRON (GA), INC.**, **LIVEWAREHOUSE, INC.**, Debtors and Debtors in Possession. Affects all four Debtors: ☐ Affects only: ☐ Pacific Magtron International, Corp. ☒ Pacific Magtron, Inc. ☒ Pacific Magtron (GA), Inc. ☐ Livewarehouse, Inc.	Case Nos. BK-S-05-14331 LBR BK-S-05-14335 LBR BK-S-05-14339 LBR Jointly Administered Under Case No. BK-S-05-14326 LBR Chapter 11 **PACIFIC MAGTRON, INC.'S SECOND AMENDED PLAN OF LIQUIDATION AND PACIFIC MAGTRON (GA), INC.'S SECOND AMENDED PLAN OF LIQUIDATION** <u>Hearing</u>: Date: January 24, 2005 Time: 9:30 a.m. Place: *Courtroom 1* *Foley Federal Building* *300 Las Vegas Blvd. South* *Las Vegas, Nevada 89101*

PACIFIC MAGTRON, INC. ("PMI") and PACIFIC MAGTRON (GA), INC. ("PMIGA") by and through their counsel, Lenard E. Schwartzer, Esq. of the Schwartzer & McPherson Law Firm, are proposing the following Plans of Liquidation (respectively, the "PMI Plan" and the "PMIGA Plan"; collectively the "Plans") pursuant to 11 U.S.C. § 1123, and are seeking approval of the Plans by the creditors of PMI and PMIGA and by the Court.

Under the Plan, PMI and PMIGA are to be liquidated and will not operate any business. The Plans constitute separate plans of PMI and PMIGA, and the provisions of this document apply to the respective Plans as designated. The Plans do not contemplate the substantive consolidation of the bankruptcy estates of PMI and PMIGA, and in no event shall PMI and PMIGA be deemed consolidated with each other or any other entity upon confirmation of the Plans, notwithstanding that their respective Plans are set forth in one document. PACIFIC MAGTRON INTERNATIONAL CORP. ("PMIC") and LIVEWAREHOUSE ("LW") will be submitting a separate plan or plans.

These are not joint plans. Creditors should determine which debtor owes them a debt, review the terms of the Plans which affect creditors of that debtor and vote only for acceptance or rejection of the plan of that debtor.

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ARTICLE I

DEFINITIONS:

"ACT" shall mean Advanced Communications Technologies, Inc.

"Administrative Expense" or "Claim" shall mean those expenses incurred after the commencement of the case and which are allowed under § 503 of the Code. Such expenses include wages, salaries, rents, taxes, management fees, trade credits and the like which are incurred in the ordinary course of the Debtors' business, after the commencement of the case, which shall be paid in the ordinary course of the Debtors' business. Such expenses include all of the fees and costs for Debtors' counsel which shall be paid on or before the Effective Date or when allowed by the Court. Awards of administrative expenses for services provided other than in the ordinary course of business (e.g., Professional Fees approved by the Bankruptcy Court pursuant to properly submitted fee applications), unless otherwise designated as the expense of a specific Debtor, shall be allocated among the Debtors as follows: (a) eighty percent (80%) of such payroll related Allowed Administrative Expense Claims shall be paid by PMI and the remaining twenty percent (20%) shall be allocated amongst PMIGA, LW and PMIC based on the estimated time spent and (b) non-payroll related Allowed Administrative Expense shall be divided and paid equally amongst PMI, PMIGA, PMIC and LW. The fees and costs of the Law Offices of John R. Walton are designated as expenses of PMI.

"Allowed Claim" shall mean pre-petition claims against PMI or PMIGA to the extent that such claim or interest has been scheduled as undisputed, non-contingent and liquidated. Claims may also be allowed by virtue of their having been filed under § 1111(a) and by specific order of the Court. Unlisted claims may only be allowed if a proof of claim has been filed on or before the deadline contained in the Notice of Chapter 11 Bankruptcy Case, Meeting of Creditors & Deadlines issued by the Bankruptcy Court.

"Bankruptcy Code" or "Code" refers to Title 11 of the United States Code.

"Bankruptcy Court" or "Court" refers to the United States Bankruptcy Court for the District of Nevada, Southern Division, or such other court where the venue may be proper.

"Bar Date" shall mean, with respect to any particular Claim, the last day by which a proof of claim may be filed with respect to such Claim, and which was fixed by Order of the Bankruptcy Court to be September 10, 2005.

"Building" shall mean the real property located at 1600 California Circle, Milpitas, California which is owned by PMI and subject to encumbrances for the benefit of WFB and SBA.

"Business Day" shall mean any day except a Saturday, Sunday, or other day on which commercial banks located in Las Vegas, Nevada, are authorized by law to close.

"Cases" shall mean the jointly administered bankruptcy proceedings for the Debtors under Chapter 11 presently pending in this Court.

"Cash" shall mean legal tender of the United States of America and equivalents thereof. With respect to any payment in Cash provided for under the Plans, Cash shall include checks and wire transfers.

"Cause(s) of Action" shall mean all Claims and causes of action now owned or hereafter acquired by PMI or PMIGA, as applicable, whether arising under the Bankruptcy Code or other federal or state law, including, without limitation, any cause of action arising under Sections 542, 544, 547, 548, 549, 550, 551, 553 or any other sections of the Bankruptcy Code.

"Claim" shall mean the right to payment or performance as defined under § 101(4) of the Bankruptcy Code (a) which have been listed in PMI's or PMIGA's schedules as an undisputed creditor, non-contingent and liquidated or (b) which has filed a proof of claim on or before the deadline contained in the Notice of Chapter 11 Bankruptcy Case, Meeting of Creditors &

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Deadlines issued by the Bankruptcy Court (i) which has not been subject to an objection or (ii) which has been allowed by the Bankruptcy Court. All claims by one Debtor against another debtor are excluded except as provided in the Settlement Agreement.

"Claimant" shall mean the holder of a Claim against PMI (with respect to the PMI Plan) or PMIGA (with respect to the PMIGA Plan), as applicable.

"Class" shall mean any group of Claims or Equity Interests classified by the PMI Plan or the PMIGA Plan, as applicable, pursuant to Section 1122(a)(1) of the Bankruptcy Code.

"Confirmation" shall mean the entry of an order of the Court which approves a plan filed in this case.

"Confirmation Date" shall mean the date of entry of the order confirming the Plans.

"Confirmation Hearing" shall mean the hearing at which the Bankruptcy Court shall consider confirmation of the Plans.

"Confirmation Order" shall mean an Order entered by the Bankruptcy Court confirming the Plans, or either of them, in form and substance satisfactory to PMI and/or PMIGA as applicable, and in accordance with the provisions of the Bankruptcy Code.

"Creditor" shall mean any entity that has a claim against PMI or PMIGA as applicable, or their respective estates, or their respective estates, and which arose prior to the filing of the case (a) which have been listed in the PMI's or PMIGA's schedules as an undisputed creditor, non-contingent and liquidated or (b) which has filed a proof of claim on or before the deadline contained in the Notice of Chapter 11 Bankruptcy Case, Meeting of Creditors & Deadlines issued by the Bankruptcy Court (i) which has not been subject to an objection or (ii) which has been allowed by the Bankruptcy Court. This excludes any claim by any Debtor against any other Debtor which is not allowed by the Settlement Agreement.

"Debtors" means, collectively, PMIC, PMI, PMIGA and LW.

"Disallowed Claim" shall mean a Claim or any portion thereof that (a) has been disallowed by Final Order, (b) is scheduled at zero or as contingent, disputed or unliquidated and as to which no proof of claim has been timely filed, or (c) is not scheduled and as to which no proof of claim has been timely filed.

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"Disclosure Statement" shall mean the Disclosure Statement of PMI and PMIGA filed contemporaneously with the Plans, either in its present form or as it may be amended from time to time, and including any exhibits and schedules thereto

"Disputed Claims" shall mean a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, and includes, without limitation, Claims that (a) have not been scheduled by the applicable Debtor or that have been scheduled at zero, or that have been scheduled as unknown, contingent, unliquidated or disputed, whether or not such Claims are the subject of a proof of claim in the Bankruptcy Court, (b) are the subject of a proof of claim that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection filed with the Bankruptcy Court which has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

"Distribution" shall mean any payment to a Creditor in satisfaction of an Allowed Claim, whether in the form of Cash, Equity Interest or other Property of PMI or PMIGA, as applicable.

"Distribution Date" shall mean the date on which a Distribution is made.

"Effective Date" shall mean ten (10) days after the issuance of a Confirmation Order confirming the PMI Plan or the PMIGA Plan, so long as the Confirmation Order is a Final Order, or any other time thereafter as may be determined by agreement between PMI (with respect to the PMI Plan) or PMIGA (with respect to the PMIGA Plan) and those Creditors holding a majority of the Claims against PMI or PMIGA, as applicable. The closing of the sale of the Building is a condition precedent to the Effective Date of the PMI Plan. This condition has been met.

"Entity" shall mean an individual, partnership, corporation, estate, trust or government unit as defined in Section 101(15) of the Bankruptcy Code.

"Equity Interest" shall mean an equity interest in PMI (with respect to the PMI Plan) or PMIGA (with respect to the PMIGA Plan), as applicable.

"Equity Interest Holder" shall mean the holder of an Equity Interest.

"Estate(s)" shall mean the bankruptcy estate(s) of PMI and/or PMIGA created by Section 541 of the Bankruptcy Code upon commencement of their respective Chapter 11 Cases.

"Final Order" shall mean a judgment, order or other decree issued and entered by the Bankruptcy Court, which judgment, order or other decree has not been reversed, stayed, or vacated,

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and as to which the time to appeal from or seek review or rehearing of such order has expired; provided, however, that with respect to the Confirmation Order, PMI and PMIGA, in their sole discretion, may elect to treat such order as a Final Order, whether or not an appeal is pending, so long as said Order has not been reversed or vacated, and as to which no stay is then in effect, and in such event the Confirmation Order shall be a Final Order.

"Impaired Class" shall mean any Class of Claims or Equity Interests which is impaired within the meaning of Section 1124 of the Bankruptcy Code.

"Insider" shall mean any Person or Entity within the meaning of Section 101(31) of the Bankruptcy Code.

"MTC" shall mean Micro Technology Concepts, Inc.

"Person" shall mean a person within the meaning of Section 101(41) of the Bankruptcy Code.

"Petition Date" means the day these cases were filed, i.e., May 11, 2005, and upon which an order for relief was entered.

"Physical assets of PMI" means the miscellaneous computers, desks, chairs, office equipment, warehouse racks and warehouse equipment owned by PMI which are located in the Building.

"Plans" mean the Plans of Liquidation for PMI and PMIGA, either in their present form or as may be amended or modified from time to time, and including any exhibits and schedules thereto.

"PMI Creditor Trust" means a trust created by the Plan with an independent trustee created to hold the assets of PMI remaining after the initial distribution by PMI to creditors on the Effective Date, to liquidate these assets, to litigate the pending and potential preference and/or fraudulent transfer lawsuits, to object to claims and to distribute the proceeds pursuant to the Plan for the benefit of Classes 1, 2 ,3A, 3B and 4(creditors of PMI). This trust will also receive the net proceeds of PMI's share of the proceeds from the litigation against Li and Lee, if any, as may be allocated by agreement of the parties (including the trustee of the PMI Creditor Trust and the trustee of the PMIGA Creditor Trust), special verdict, or order of the presiding court or the Bankruptcy Court.

"PMIGA Creditor Trust" means a trust created by the Plan with an independent trustee

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created to hold the assets of PMIGA remaining after the initial distribution by PMIGA to creditors on the Effective Date, to liquidate these assets, to litigate the pending and potential preference and/or fraudulent transfer lawsuits, to object to claims and to distribute the proceeds pursuant to the Plan for the benefit of Class 5 (creditors of PMIGA). This trust will also receive the net proceeds of PMIGA's share of the proceeds from the litigation against Li and Lee, if any, as may be allocated by agreement of the parties (including the trustee of the PMI Creditor Trust and the trustee of the PMIGA Creditor Trust), special verdict, or order of the presiding court or the Bankruptcy Court.

"Priority Claim" shall mean any Claim against PMI (with respect to the PMI Plan) or any Claim against PMIGA (with respect to the PMIGA Plan), as applicable, to the extent such Claim is entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code, other than an Administrative Expense or Priority Tax Claim.

"Priority Tax Claim" shall mean any Claim against PMI or PMIGA, as applicable, that is of a kind specified in Section 507(a)(8) of the Bankruptcy Code.

"Pro Rata" shall mean , with respect to any Distribution, the same proportion that the amount of such Allowed Claim bears to the aggregate amount of all Claims of such Class, including Disputed Claims.

"Professional Fees" shall mean any Claim made by professional persons retained in the Chapter 11 Case of PMI and/or PMIGA, as applicable (and as may be allocated amongst the Debtors by Order of the Bankruptcy Court or agreement of the parties), for compensation and reimbursement of expenses pursuant to Sections 330 and 331 of the Bankruptcy Code.

"Property" shall mean any real or personal property of PMI (with respect to the PMI Plan) or PMIGA (with respect to the PMIGA Plan), including, but not limited to, any right, title or interest in real, personal, tangible or intangible property listed on the respective Schedules of PMI and PMIGA, as applicable.

"SBA" shall mean U.S. Small Business Administration.

"Schedules" shall mean the applicable schedules filed in the Chapter 11 Cases of PMI and PMIGA pursuant to the requirements of the Bankruptcy Code, including, without limitation, the

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Schedules of Assets and Liabilities and Statement of Financial Affairs heretofore filed by PMI and PMIGA with the Office of the Clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as they may be amended from time to time

"Secured Creditor" shall mean any creditor of PMI or PMIGA holding an allowed secured claim under the Code. After the sale of PMI's real estate and satisfaction of the Claims of SBA and WFB, it is believed that the only secured creditor will be MTC.

"Settlement Agreement" shall mean the settlement agreement entered into by and between the Debtors and MTC approved by the Court on October 31, 2005 and as attached to the Disclosure Statement as Exhibit "2".

"Textron" shall mean Textron Financial Corporation.

"Unimpaired Class" shall mean any Class of Claims under either the PMI Plan or the PMIGA Plan that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

"Unsecured Creditor" shall mean any creditor of PMI or PMIGA who is not a Secured Creditor and who is holding an Allowed Claim which is not a Priority Claim.

"WFB" shall mean Wells Fargo Bank, N.A.

ARTICLE II

CLASSIFICATION OF CREDITORS AND INTERESTS

PMI and PMIGA hereby propose the following classification of creditors, pursuant to 11 U.S.C. § 1123(a)(1):

Unclassified Claims. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims shall not be classified for purposes of voting or receiving Distributions under the Plans. Rather, all such Claims shall be treated separately as unclassified Claims, pursuant to the terms of Article III below.

CLASS 1 shall consist of the holders of Priority Claims against PMI, if any.

CLASS 2 (the "Administrative Convenience Class") shall consist of unsecured creditors of PMI whose claims are $100 or less or who are willing to reduce their claim to $100.

CLASS 3A shall consist of the remaining Unsecured Creditors of PMI (including the unsecured claim of MTC) except the unsecured claim of LW.

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CLASS 3B shall consist of the unsecured claim of LW in the amount of $389,644.

CLASS 4 shall consist of MTC, the only remaining secured creditor of PMI. From PMI's cash, the secured claim of Textron was satisfied. From the proceeds of the sale of the Building, the secured claims of SBA and WFB were satisfied. The payments to Textron, WFB and SBA are indefeasible.

CLASS 5 shall consist of the unsecured creditors of PMIGA. This Class shall include the $524,317 claim of PMI.

CLASS 6 shall consist of PMIC as the sole shareholder of PMI

CLASS 7 shall consist of PMI as the sole shareholder of PMIGA.

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ARTICLE III

TREATMENT OF CLASSES

Allowed Administrative Claims: Allowed Administrative Expense Claims are to be paid in full upon the Effective Date or upon entry of an order of the Court allowing such claims, whichever occurs last. Claims arising in the ordinary course of PMI's post-petition business will be paid in the ordinary course of business by PMI only. Allowed Administrative Expense Claims for services provided other than in the ordinary course of business (e.g., Professional Fees approved by the Bankruptcy Court pursuant to properly submitted fee applications), unless otherwise designated as the expense of a specific Debtor, shall be allocated among the Debtors as follows: (a) eighty percent (80%) of such payroll related Allowed Administrative Expense Claims shall be paid by PMI and the remaining twenty percent (20%) shall be allocated amongst PMIGA, LW and PMIC based on the estimated time spent and (b) non-payroll related Allowed Administrative Expense shall be divided and paid equally amongst PMI, PMIGA, PMIC and LW. The fees and costs of the Law Offices of John R. Walton are designated as expenses of PMI.

Hartford Insurance Company has filed a claim in the PMIC case for pre-petition workers compensation premiums for employees of PMI in the amount of $40,364.

Allowed Priority Tax Claims: Each holder of an Allowed Priority Tax Claim shall be paid, at the sole option of PMI or PMIGA, as applicable: (i) the amount of such holder's Allowed Claim on

the Effective Date; (ii) the amount of such holders' Allowed Claim, plus interest at the applicable statutory rate, in equal monthly cash payments in accordance with the provisions of Section 1129(a)(9)(c) of the Bankruptcy Code; or (iii) such other treatment as may be agreed upon in writing with the applicable holder of such Claim.

Class 1: These claims, if any, will be paid in full by PMI on the Effective Date.

Class 2: These claims (Administrative Convenience Class) shall be paid in full by PMI on the Effective Date of the Plan.

Class 3A: These claims (unsecured creditors of PMI including MTC but excluding LW) shall be paid Pro Rata from--

(a) the net proceeds from the liquidation of the existing assets of PMI which are not subject to the lien in favor of MTC;

(b) the net proceeds from preference and fraudulent transfer litigation;

(c) the net proceeds from the litigation against Li and Lee, if any, as may be allocated by agreement of the parties (including the trustee of the PMI Creditor Trust and the trustee of the PMIGA Creditor Trust), special verdict, or order of the presiding court or the Bankruptcy Court and

(d) the net proceeds from the sale of the Building.

On the Effective Date, PMI shall pay a partial distribution of not less than 75% of the remaining cash assets of PMI to holders of undisputed, allowed claims in this class. When doing so, PMI shall reserve funds for disputed claims and potential administrative claims. Pursuant to the Settlement Agreement, MTC will give PMI a credit of $150,000 against MTC's unsecured claim. On the Effective date, the balance of the funds, including the funds reserved for disputed claims and potential administrative claims, shall be paid to the PMI Creditor Trust. The PMI Creditor trust shall distribute these funds and the recoveries from the litigation to the holders of allowed claims in this class. For purposes of this section, the portion of MTC's unsecured claim, as of the Effective Date, is estimated to be $89,000.

Class 3B: LW's unsecured allowed claim in the amount of $389,644 shall be paid as follows:

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(a) the physical assets of PMI shall be transferred to LW in exchange for a credit equal to a distribution of $15,000.

(b) the balance of LW's claim, or $374,644, shall be paid pro rata with the Class 3A claims at the same time as other Class 3A claims (including the initial payment to be made by PMI on the Effective Date). The transfer of the physical assets shall be treated as if it were a cash transfer to LW from the PMI Creditor Trust for purposes of calculating distributions from that trust.

Class 4: MTC's secured claim shall be paid as follows:

(a) MTC has an allowed claim against PMI in the amount of $679,846.75;

(b) Against this claim, PMI shall have a credit of $200,000 for the accounts receivable and inventory abandoned to MTC by PMI;

(c) On or before the Effective Date, MTC shall be paid all the cash remaining in PMI's accounts at WFB and the remainder of its cash collateral consisting of the pre-Property sale account at Union Bank after excluding the proceeds of preference and/or fraudulent transfer recoveries and the sale of the Building;

(d) MTC shall have a lien on and be paid any cash paid by PMIGA to PMI on account of PMI's claim against PMIGA;

(e) The claim against Clarendon National Insurance for $25,500 for excessive post-petition workers compensation insurance premiums which were paid from the cash collateral of MTC which will be valued at $25,500;

(f) After the application of the recovery from its collateral under subparagraphs a, b, c, d and e, the balance of MTC's claim (less a credit of $150,00 pursuant to the Settlement Agreement) will be paid as a claim in Class 3A.

Textron has been paid in full. As a condition precedent to the Effective Date, WFB and SBA were paid from the sale of the Building and are deemed to have been paid in full through the PMI Plan. Textron, WFB and SBA will receive no additional payment through the Plan.

Class 5. These Claims (unsecured creditors of PMIGA) shall be paid from the liquidation of the assets of PMIGA pro rata. This Class will include the $524,317 allowed

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claim of PMI. On the Effective Date, PMIGA shall pay a partial distribution of not less than 75% of the remaining cash assets of PMIGA to holders of undisputed, allowed claims in this class. When doing so, PMIGA shall reserve funds for disputed claims and potential administrative claims. Pursuant to the Settlement Agreement, any distribution to PMI shall be subject to MTC's security interest and paid directly to MTC on account of MTC's Class 4 secured claim. On the Effective date, the balance of the funds, including the funds reserved for disputed claims and potential administrative claims, shall be paid to the PMIGA Creditor Trust. On the Effective Date, PMIGA's accounts receivable will become property of the PMIGA Creditor Trust. The PMIGA Creditor trust shall distribute these funds, the recoveries from accounts receivable and the recoveries from the litigation to the holders of allowed claims in this class.

Class 6. The shareholder interest of PMIC in PMI shall be cancelled.

Class 7. The shareholder interest of PMI in PMIGA shall be cancelled.

ARTICLE IV

CLASSES IMPAIRED BY THE PLAN

All Classes of Creditors of PMI and PMIGA except the Class 1 (Priority Claims) and Class 2 (Administrative Convenience Class) will be impaired by the plan. The interests of shareholders of PMI and PMIGA are impaired.

ARTICLE V

MEANS FOR THE PLANS' IMPLEMENTATION

Overview

Funding of the PMI portion of the Plan will be from the following sources:

A. By sale of the Building by PMI for $4,990,000 cash which has been approved by the Court and completed. WFB and SBA have been paid in full.

B. Liquidation of the non-physical assets of PMI (such as customer lists).

C. Liquidation of PMIGA and the payment of a portion of PMI's claim against PMIGA.

D. The net proceeds from preference and fraudulent transfer litigation by PMI.

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E. The net proceeds from litigation against Li and Lee, if any, as may be allocated by agreement of the parties (including the trustee of the PMI Creditor Trust and the trustee of the PMIGA Creditor Trust), special verdict, or order of the presiding court or the Bankruptcy Court.

Funding of the PMIGA portion of the Plan will be from the following source:

A. Liquidation of the assets (bank accounts and accounts receivable) of PMIGA.

B. The net proceeds from litigation against Li and Lee, if any, as may be allocated by agreement of the parties (including the trustee of the PMI Creditor Trust and the trustee of the PMIGA Creditor Trust), special verdict, or order of the presiding court or the Bankruptcy Court.

C. The net proceeds from preference and fraudulent transfer litigation by PMIGA

<u>Litigation Against Li and Lee</u>

As part of the Plans and the Confirmation Order(s), PMI and PMIGA (or the PMI and PMIGA Creditor Trusts) shall irrevocably appoint ACT as Estate Representative to prosecute any and all claims and causes of action that may be brought against Theodore S. Li ("Li"), Cynthia Hui Lee ("Lee"), Jey Hsin Yao, Hank C. Ta, and any other party or parties acting in concert with the foregoing (all of whom are collectively referred to herein as "Li and Lee"), including any objection(s) to claims that have been or may be filed against PMI and PMIGA by Lee and/or Li in Chapter 11 Case Nos. 05-14331 and 05-14335. In this regard, ACT shall, as Estate Representative, prosecute such claims and claim objections for the benefit of the Estates of PMI and PMIGA, and PMI and PMIGA (or the PMI and PMIGA Creditor Trusts) shall retain the right to receive an allocated portion of the proceeds of any such litigation, to the extent there is an affirmative recovery against Li and Lee. The claims and causes of action of PMI and PMIGA against Lee and Li include, but are not limited to, the following:

- Insider preferences – Certain claims exist or may exist against Li and Lee in connection with preferential payments made by Li and Lee to vendors of PMI, PMIGA and/or LW with whom Li and Lee had directly and indirectly personal guarantees.

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- Breach of fiduciary duty – Certain claims exist or may exist against Li and Lee in connection with various actions detrimental to the Debtors taken by Li and Lee as principals and/or shareholders of the Debtors.
- Deepening insolvency – Certain claims exist or may exist against Li and Lee in connection with various actions taken by Li and Lee as principals and/or shareholders of the Debtors which led to or exacerbated the deepening insolvency of the Debtors.

The foregoing appointment of ACT as Estate Representative shall authorize ACT to prosecute such claims and causes of action on behalf of the Estates of PMI and PMIGA, and the PMI and PMIGA Creditor Trusts shall receive an allocated portion of any affirmative recovery or monetary judgment awarded from Li and Lee with respect to such litigation. From such allocated portion of recoveries, an allocated portion of legal fees and costs of such litigation shall be deducted and retained by ACT. Such allocations may be made by agreement of the parties (including the trustee of the PMI Creditor Trust and the trustee of the PMIGA Creditor Trust), special verdict, or order of the presiding court or the Bankruptcy Court. ACT is authorized to join the above-mentioned litigation with litigation on behalf of or by itself, PMIC and/or LW. Upon completion of the litigation against Li and Lee, the net proceeds of any judgment shall be paid by PMI and PMIGA to the PMI Creditor Trust and the PMIGA Creditor Trust.

<u>Remaining Assets</u>

On the Effective Date, and after PMI's initial distribution to creditors, the remaining assets of PMI will be transferred to a PMI Creditor Trust. Except as otherwise provided herein (e.g., with respect to those claims and causes of action for which ACT is appointed Estate Representative), the PMI Creditor Trust will liquidate and hold the remaining assets consisting of (1) Cash; and (2) any Causes of Action, rights claims and demands belonging to PMI, including any claims to recover preferences, fraudulent transfers or any other actions allowed by §§ 542, 547, 548, 549 or 550 of the Bankruptcy Code. As soon as practicable, the PMI Creditor Trust will distribute these Pro Rata to the Creditors of PMI, including MTC and LW. With the exception of those claims and causes of action to which ACT is appointed as Estate Representative, the PMI Creditor Trust shall be authorized to pursue any claim that could have been pursued by PMI.

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On the Effective date and after PMIGA's initial distribution to creditors, all remaining assets of PMIGA shall be delivered to the PMIGA Creditor Trust for distribution to PMIGA's creditors Pro Rata (including PMI) pursuant to this Plan. Except as otherwise provided herein (e.g., with respect to those claims and causes of action for which ACT is appointed Estate Representative), the PMIGA Creditor Trust will liquidate and hold the remaining assets consisting of (1) Cash, (2) accounts receivable, and (3) any Causes of Action, rights claims and demands belonging to PMIGA, including any claims to recover preferences, fraudulent transfers or any other actions allowed by §§ 542, 547, 548, 549 or 550 of the Bankruptcy Code. Pursuant to the Settlement Agreement, any payment that would be made to PMI by PMIGA or the PMIGA Creditor Trust will be paid directly to MTC as and for its secured claim against PMI. As soon as practical, the PMIGA Creditor Trust will distribute these Pro Rata to the Creditors of PMIGA. With the exception of those claims and causes of action to which ACT is appointed as Estate Representative, the PMIGA Creditor Trust shall be authorized to pursue any claim that could have been pursued by PMIGA.

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Consummation of the Plans

PMI and PMIGA and all other necessary parties, are authorized and empowered, without further Court order, to execute and deliver any instrument, security, agreement or document, and to perform any act, that is necessary, desirable, or required for the consummation of the Plans; Consistent with the Plans, PMI, PMIGA and the other Debtors are hereby authorized to perform and transfer all of the transferred or exchanged assets free and clear of all liens, claims, interests and encumbrances (except as otherwise provided in the Plans and the Confirmation Order(s)) and to take all actions necessary or appropriate to implement, consummate and effectuate the transactions contemplated thereby, and to take all further actions as may reasonably be requested by any of the parties for the purpose of assigning, transferring, granting, conveying and conferring to the parties or reducing to possession any or all of the transferred or exchanged assets, as may be necessary or appropriate to the performance of the PMI's and PMIGA's obligations as contemplated by the Plans, all without further action by the Court or corporate action by the directors, members or stockholders (or similar positions) of PMI and PMIGA.

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

PMI and PMIGA each reserve the right to move the Bankruptcy Court on or before the Confirmation Date to assume or reject any and all contracts or leases entered into by PMI or PMIGA (as applicable) prior to the Petition Date which are executory and have not yet been assumed or rejected, pursuant to and in accordance with Section 365 of the Bankruptcy Code.

Any executory contracts or unexpired leases (a) not assumed by PMI or PMIGA (i) under the PMI Plan or the PMIGA Plan, as applicable, (ii) upon motion filed with the Bankruptcy Court on or before the Confirmation Date, or (b) which are the subject of pending motions to reject, shall be deemed to have been rejected on the Effective Date.

PMI and PMIGA each reserve the right to amend their respective Plans at or prior to the Confirmation Hearing to designate additional executory contracts or unexpired leases to be assumed under the PMI Plan or PMIGA Plan, as applicable. The assumption or non-assumption of any executory contract by PMI or PMIGA pursuant to the applicable Plan or otherwise shall not constitute a waiver of PMI's or PMIGA's right to compel any Entity to account for and turn over any deposits or other collateral or funds held by or in the control of such Entity. To the extent any provision of any executory contract which is not assumed hereunder is inconsistent with any provision of the PMI Plan or the PMIGA Plan, the applicable Plan shall govern.

The Confirmation Order shall constitute an Order approving the rejection of any other executory contract and unexpired lease, to the extent not terminated prior to the Petition Date (a) which has not been previously assumed or (b) as to which a motion to assume is not pending. A party to any executory contract or unexpired lease who objects to the rejection of such contract or lease must file and serve an objection to the applicable Plan by the deadline established by the Bankruptcy Court for objecting to confirmation of the Plans. Proofs of claim in connection with any rejection of an executory contract or unexpired lease must be filed within fifteen (15) days following the Confirmation Date or, if applicable to a particular executory contract, the date set by Order of the Bankruptcy Court. Claims based on the rejection of a contract or lease will be barred if the proof of claim is not timely filed, unless the Bankruptcy Court orders otherwise.

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ARTICLE VII

TRANSFER TAXES

Pursuant to 11 U.S.C. § 1146(c), (1) PMI will not be required to pay transfer taxes relating to the sale of the Building even though the sale is closed before Confirmation of the PMI Plan and (2) PMI and PMIGA will not pay sales tax related to the transfer of any of their assets under their respective Plans to their creditors, the PMI Creditor Trust or the PMIGA Creditor Trust.

ARTICLE VIII

CONTEMPLATED COMPENSATION FOR SERVICES, COSTS AND EXPENSES

No compensation has been paid or promised by PMI or PMIGA or to PMI's or PMIGA's knowledge by any other entity for services, costs or expenses except the following:

Schwartzer & McPherson Law Firm (counsel to the Debtors) shall be paid by PMI such fees and costs as the Court may allow upon application.

Weinberg & Company (special accountant to the Debtors) shall be paid by PMIC such fees and costs as the Court may allow upon application.

Law Offices of John R. Walton (special counsel to PMI) shall be paid by PMI such fees and costs as the Court may allow on application.

The Trustee of the PMI Creditor Trust and his counsel or counsels. The Trustee will be paid (1) a commission based upon a percentage of the amount distributed to creditors (not including any Distribution made by PMI on or about the Effective Date in accordance with the PMI Plan) or for expenses of the trust as provided by Bankruptcy Code §326(a) and (2) his reimbursable costs.

The Trustee of the PMIGA Creditor Trust and his counsel or counsels. The Trustee will be paid (1) a commission based upon a percentage of the amount distributed to creditors (not including any Distribution made by PMIGA on or about the Effective Date in accordance with the PMIGA Plan) or for expenses of the trust as provided by Bankruptcy Code §326(a) and (2) his reimbursable costs.

ACT will be entitled to recover the legal fees and costs it expends in prosecuting actions against Li and Lee but only from the funds recovered from Li and Lee.

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ARTICLE IX

POST-CONFIRMATION MANAGEMENT

The trustee of the PMI Creditor Trust shall be Timothy S. Cory.

The trustee of the PMIGA Creditor Trust shall be Timothy S. Cory.

The Estate Representative appointed to prosecute any and all claims and causes of action that may be brought against Li and Lee and others shall be ACT

ARTICLE X

DISCHARGE

As provided by Section 1141(d)(3) of the Bankruptcy Code, neither PMI nor PMIGA will receive a discharge because the Plans contemplate the liquidation of substantially all the assets of PMI and PMIGA and PMI and PMIGA will not operate after Confirmation.

ARTICLE XI

CONFIRMATION

The Plans must be confirmed separately in the Cases of PMI and PMIGA by the Court.

On the Effective Date, all provisions of the Plans shall be binding upon the Debtors, all Creditors and Equity Interest Holders of PMI and PMIGA, and all other Entities who are affected in any manner by the Plans.

The automatic stay of Section 362 of the Bankruptcy Code shall remain in effect until the Effective Date.

With respect to each Class of Claims or Equity Interests, the provisions of the Plans and the Confirmation thereof shall, pursuant to Section 1123(a)(5)(G) of the Bankruptcy Code, constitute a cure and/or waiver of any pre-Petition Date default with respect to each holder of a Claim or Equity Interest in such Classes including, without limitation, any default based upon the financial condition, insolvency or bankruptcy of PMI and/or PMIGA, as applicable.

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ARTICLE XII

CRAMDOWN PROVISION AND CONFIRMATION REQUEST

If one or more Impaired Class of Claims or Equity Interests fails to accept the applicable Plan of PMI or PMIGA under Section 1126 of the Bankruptcy Code, and all of the applicable requirements of Section 1129(a) of the Bankruptcy Code (other than Section 1129(a)(8)) have been satisfied, then PMI and/or PMIGA, as the case may be, request that the Bankruptcy Court confirm the applicable Plan or Plans pursuant to the provisions of Section 1129(b) of the Bankruptcy Code.

ARTICLE XIII

RETENTION OF JURISDICTION

This Court shall retain jurisdiction after confirmation of the Plan; (a) to consider (and reconsider if appropriate) claims and objections thereto; (b) to fix expenses of administration and compensation therefore, including Professional Fees; (c) to hear and determine any dispute arising under or relating to the Plans or arising under or relating to the Chapter 11 Cases of PMI and PMIGA; (d) to enforce all provisions of the Plans; (e) to make such orders and directions pursuant to 11 U.S.C. §§ 1127 and 1142 as may be necessary or appropriate; and (f) to hear and determine any causes of action, rights claims and demands belonging to PMI and PMIGA, including (i) any claims to recover preferences, fraudulent transfers or any other actions allowed by §§ 542, 547, 548, 549 or 550 of the Bankruptcy Code and (ii) any other matter subject to the Bankruptcy Court's jurisdiction pursuant to applicable law. The existence of unfinished adversary proceedings or appeals therefrom or unfinished litigation in another forum to recover damages from Li and Lee will not prevent the Cases from being closed.

ARTICLE IV

PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS AND UNCLAIMED FUNDS

Objections to Claims: Prosecution of Disputed Claims. Any party in interest may object to allowance of Claims filed with the Bankruptcy Court, and all objections to the allowance of Claims shall be litigated to Final Order or compromised and settled subject to the approval of the Bankruptcy Court after notice to the Debtors, the holder of such Claim, and any parties requesting notices in the Cases pursuant to applicable Bankruptcy Rules, and a hearing. Failure of PMI or

PMIGA to object to any Claim for purposes of voting on the respective Plans shall not be deemed a waiver of the right of PMI or PMIGA, as applicable, to object to the allowance of such Claim at any later date on any ground whatsoever. All objections to Claims shall be filed within thirty (30) days following the Effective Date

Late Filed Claims. No objection need be filed with respect to any proof of claim filed after the Bar Date, and the holder of any such late-filed proof of claim shall receive no Distribution under the PMI Plan or the PMIGA Plan, except as specifically ordered by the Bankruptcy Court after notice to the Debtors, counsel for the Debtors, and such parties as the Bankruptcy Court may direct, and a motion and a hearing thereon, which motion must be filed at least three (3) Business Days before the Confirmation Hearing or the holder of such Claim shall be forever barred. Nothing herein shall constitute a waiver by PMI or PMIGA of any counterclaims or of any defenses with respect to late-filed proofs of claim, including defenses as to the timeliness of the filing of such proof of claim.

Unclaimed Funds. Any Distribution under the PMI Plan which is unclaimed after one hundred eighty (180) days following the Distribution Date shall revert to the PMI Creditor Trust. Any Distribution under the PMIGA Plan which is unclaimed after one hundred eighty (180) days following the Distribution Date shall revert to PMIGA Creditor Trust.

Distibution to Holders of Disputed Claims. Those Creditors alleged to have received preferences or other avoidable transfers shall receive no Distributions under the PMI Plan or the PMIGA Plan pending the disposition of any corresponding avoidance actions filed or to be filed by or on behalf of PMIC and/or PMIGA, and an amount representing each such Creditor's Pro Rata share of its Claim shall be held in escrow pending the outcome of such litigation and any corresponding disallowance or adjustments to the amount of such Claims pursuant to 11 U.S.C. § 502(d).

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ARTICLE XV

MISCELLANEOUS PROVISIONS

Modification Pre-Confirmation. At any time before Confirmation, PMI and/or PMIGA may modify the respective Plans, but shall not modify the PMI Plan or the PMIGA Plan so that the Plan(s) as modified fails to meet the requirements of Section 1122 and Section 1123 of the Bankruptcy Code. Should PMI and/or PMIGA file a modification to the applicable Plan(s) with the Bankruptcy Court, such Plan as modified shall become the Plan for purposes of Confirmation.

Modification Post-Confirmation. After Confirmation but before the Effective Date, PMI and/or PMIGA may, with approval of the Bankruptcy Court (and so long as it does not materially or adversely affect the interests of the respective Creditors of PMI and/or PMIGA) remedy any defect or omission, or reconcile any inconsistencies in the Plans or Confirmation Order in such manner as may be necessary to carry out the purposes and intent of the Plans. After the Effective Date, the PMI Creditor Trust and/or the PMIGA Creditor Trust may, with approval of the Bankruptcy Court (and so long as it does not materially or adversely affect the interests of the respective Creditors of PMI and/or PMIGA) remedy any defect or omission, or reconcile any inconsistencies in the Plans or Confirmation Order in such manner as may be necessary to carry out the purposes and intent of the Plans.

Modification Before Substantial Confirmation. At any time after Confirmation and before substantial consummation of the PMI Plan or the PMIGA Plan, PMI and/or PMIGA may modify their respective Plans, but shall not modify the Plans so that the applicable Plan(s) as modified fails to meet the requirements of Section 1122 and Section 1123 of the Bankruptcy Code. The Plan(s) as modified hereunder shall become the PMI Plan or PMIGA Plan, as applicable, only if the Bankruptcy Court, after notice and a hearing, confirms such Plan(s) as modified pursuant to Section 1129 of the Bankruptcy Code, and the circumstances warrant such modification.

Waiver of Interest, Penalties, Attorneys' Fees. All Creditors holding Claims of any kind shall waive any and all interest, late charges, penalties, attorneys' fees, court costs, and any other charges of any kind not expressly set forth in the PMI Plan and/or the PMIGA Plan. This provision is inapplicable to secured creditors paid in full prior to the Effective Date.

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Liability in Connection with Plan. The trustee of the PMI Creditor Trust, the trustee of the PMIGA Creditor Trust, PMI, PMIGA, and their respective officers, employees, attorneys, accountants and agents shall not have, nor shall they incur, any liability to any party for any act or omission in connection with or arising out of their administration of the Plans or the property to be distributed under the Plans, except for gross negligence or willful misconduct, and in all respects, they shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plans. The foregoing shall not, however, affect the liability of PMI or PMIGA, as applicable, to any Creditor with respect to the treatment of any Claims as provided under the Plans.

Payment of Quarterly Fees. All quarterly fees due and owing to the United States' Trustee under 28 U.S.C. § 1930 shall continue to be paid pursuant to the provisions thereof.

Notice of Default. No default shall be declared under the Plan(s) unless and until the trustee of the PMI Creditor Trust, the trustee of the PMIGA Creditor Trust, PMI and/or PMIGA, as applicable, and their counsel shall have received written notice of default and PMI or PMIGA, as applicable, has failed to cure such default within thirty (30) days of receipt of the written notice.

Disallowance of Claims. Any and all Claims which are listed in the Schedules of PMI or PMIGA as disputed, contingent or unliquidated, and for which no proper proof of claim has been filed prior to the Bar Date, shall be disallowed, and the holders of such Claims shall receive no distributions pursuant to the PMI Plan or the PMIGA Plan, as applicable.

Non-Admission. Nothing in the Plans shall be deemed an admission, nor constitute a waiver of any of PMI's or PMIGA's claims, defenses, rights and remedies including, without limitation, any right to contribution and/or indemnification in connection with, related to, or arising out of any Claim, no matter when arising or asserted, all of which claims, defenses, rights and remedies are specifically preserved.

Governing Law. Except to the extent that the Bankruptcy Code is applicable, the rights and obligations arising under the Plans shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

Inconsistencies. In the event and to the extent that any provision of the PMI Plan or the PMIGA Plan is inconsistent with the provisions of the Disclosure Statement, prepared and filed

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by PMI and PMIGA in accordance with Section 1125 of the Bankruptcy Code, the provisions of the applicable Plan shall control and take precedence.

Headings. The headings of the articles, paragraphs, and sections of the Plans are inserted for convenience only and shall not affect the interpretation thereof.

Successors and Assigns. The rights, benefits and obligations of any Person or Entity named or referred to in the Plans shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors or assigns of such Person or Entity.

Retention and Payment of Professionals. Subject to the requirements of Section 1129(a)(4) of the Bankruptcy Code, following the Effective Date, the PMI Creditor Trust and the PMIGA Creditor Trust may retain and compensate professionals without Bankruptcy Court approval.

Fractional Dollars or Interests. Any other provision of the Plans notwithstanding, no payments of fractions of dollars or fractions of shares shall be made to any holder of an Allowed Claim or Allowed Equity Interest. Whenever any payment of a fraction of a dollar or a fraction of a share would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar or share (up or down).

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Administrative Claims Bar Date. All applications for allowance of Administrative Claims arising prior to the Effective Date, including applications for payment of Professional Fees, shall be filed no later than thirty (30) days from the Effective Date or on the first Business Day thereafter.

DATED: December 21, 2005

Prepared and submitted by:

/s/ Lenard E. Schwartzer
Lenard E. Schwartzer, Esq.
Schwartzer & McPherson Law Firm
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146
Attorney for the Debtors
and Debtors In Possession

PACIFIC MAGTRON, INC.

By:________________________

PACIFIC MAGTRON (GA), INC.

By:________________________

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EXHIBIT “2”

Lenard E. Schwartzer, Esq.
Nevada Bar No. 0399
Jeanette E. McPherson, Esq.
Nevada Bar No. 5423
Jason A. Imes, Esq.
Nevada Bar No. 7030
Schwartzer & McPherson Law Firm
2850 South Jones Blvd., Suite 1
Las Vegas NV 89146
Telephone: (702) 228-7590
Facsimile: (702) 892-0122
Email: [illegible]
Attorneys for Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re: **PACIFIC MAGTRON INTERNATIONAL, CORP., a Nevada Corporation,** **PACIFIC MAGTRON, INC.,** **PACIFIC MAGTRON (GA), INC.,** **LIVEWAREHOUSE, INC.,** Debtors and Debtors in Possession.	Case Nos. BK-S-05-14331 LBR BK-S-05-14335 LBR BK-S-05-14339 LBR Jointly Administered Under Case No. BK-S-05-14326 LBR Chapter 11
☒ Affects all four Debtors Affects only: ☐ Pacific Magtron International, Corp. ☐ Pacific Magtron, Inc. ☐ Pacific Magtron (GA), Inc. ☐ Livewarehouse, Inc.	**SETTLEMENT AGREEMENT AFFECTING ADVERSARY PROCEEDING, PAYMENT OF CLAIMS AND PLANS OF REORGANIZATION** Hearing: Date: Time: Place: *Courtroom 1* *Foley Federal Building* *300 Las Vegas Blvd. South* *Las Vegas, Nevada 89101*

PACIFIC MAGTRON INTERNATIONAL CORPORATION ("PMIC"), PACIFIC MAGTRON, INC. ("PMI"), PACIFIC MAGTRON (GA), INC. ("PMIGA") AND LIVEWAREHOUSE, INC. ("LW"), debtors and debtors in possession (collectively, the "Debtors"), by and through their counsel, Lenard E. Schwartzer, Esq. of the Schwartzer & McPherson Law Firm, Micro Technology Concepts, Inc. ("MTC") and Roy Han ("Han")

(collectively, the "MTC Parties"), by and through their counsel, Stuart I. Koenig, Esq. of Creim Macias & Koenig LLP, and Arsys Innotech Corporation and Chang-Lin Lin (collectively, the "Arsys Parties"), by and through their counsel, Stephen F. Heller, Esq. of Gonsalves & Kozachenko, Martin Nielson ("Nielson") and Wayne Dawson ("Dawson") having attended a settlement conference with Judge Barry Russell on September 19, 2005 relating to Adversary No. 05-1394 (the "Adversary Proceeding") and this Bankruptcy Case, and having made and entered into this Settlement Agreement Affecting Adversary Proceeding, Payment of Claims and Plans of Reorganization (the "Settlement Agreement"), stipulate and agree as follows:

1. PMI will dismiss the Complaint in the Adversary Proceeding without prejudice, each party to pay its own attorneys fees and costs. MTC will dismiss its Counterclaim in the Adversary Proceeding against PMI, Nielson and Dawson without prejudice, each party to pay its own attorneys fees and costs. Neither the dismissal of the Complaint nor the dismissal of the Counterclaim shall be deemed the basis for any claims of res judicata or collateral estoppel. The parties will execute and lodge a Stipulated Order for Dismissal of Complaint and Counterclaim Without Prejudice in the form attached hereto as Exhibit "1".

2. PMI, Nielson and Dawson, on one hand, and the MTC Parties and the Arsys Parties, on the other hand, will execute a mutual release of all claims which shall include a provision awarding attorneys fees against any party which violates the mutual release. The form of the proposed Mutual Release is attached hereto as Exhibit "2".

3. PMI agrees that MTC has an allowed secured, administrative claim against PMI in the amount of $205,000 which will be paid within five (5) calendar days of entry of the Bankruptcy Court's order approving of this Settlement Agreement and that it is agreed that such payment, as well as the other provisions of this Settlement Agreement, will not be dependent upon approval of a plan of reorganization in the PMI case.

4. PMI agrees that MTC has an allowed partially secured, non-priority claim in the amount of $679,846.75.

5. MTC's claim is secured by (a) all of the cash in the PMI accounts at Wells Fargo Bank and Union Bank (including but not limited to the funds in the Wells Fargo Restricted

Account, which funds are subject to Wells Fargo Bank's prior security interest), (b) PMI's accounts receivable (other than the claim against PMIGA) and inventory (all of which has been abandoned to MTC), and (c) PMI's claim for repayment from PMIGA as described below. MTC's claim is not secured by the real estate owned by PMI or by any preference or fraudulent conveyance actions held by PMI.

6. MTC gives a credit of $200,000 in full satisfaction of the accounts receivable (excluding the accounts receivable claim against PMIGA) and inventory it received from PMI. In consideration of this credit, MTC will not have to account to PMI or any subsequently appointed trustee for the collections of accounts or sales of inventory. MTC acknowledges that it has been informed that some creditors may claim offsets against the amounts owed to PMI by reason of debts owed by PMI, PMIGA, LW or PMIC.

7. MTC waives $150,000 of that portion of its claim not satisfied by its collateral (MTC's unsecured claim).

8. MTC agrees that PMI may use its cash collateral to pay current operating expenses until a plan of reorganization or plan of liquidation is confirmed or PMI receives the proceeds of the sale of its real estate. Upon the closing of the sale of its real estate PMI agrees to use the proceeds from such sale to pay its ongoing operating expenses. No legal or other professional fees shall be paid out of MTC's cash collateral.

9. PMI and PMIGA agree that PMI has an allowed unsecured, non-priority claim against PMIGA in the amount of $524,317 as reflected in the general ledgers of PMI and PMIGA. MTC does not object to this claim.

10. PMI and LW agree that LW has an allowed unsecured, non-priority claim against PMI in the amount of $389,644 as reflected in the general ledgers of PMI and LW. MTC does not object to this claim.

11. PMI and PMIC agree that PMI has no claim against PMIC or PMI waives any claim it has against PMIC. MTC does not object to the waiver of this claim.

12. PMIGA and PMIC agree that PMIGA has no claim against PMIC or PMIGA waives any claim it has against PMIC. MTC does not object to the waiver of this claim.

13. PMIC will retain any federal tax refund due to it or the consolidated tax group consisting of PMIC, PMI, PMIGA, LW and affiliates.

14. PMIC will propose a plan of reorganization which will provide for no payment from PMIC to PMI, PMIGA or LW.

15. MTC will not oppose any plan of reorganization for PMIGA which treats the PMI claim against PMIGA pro rata with other unsecured, non-priority claims.

16. MTC will not oppose any plan of reorganization for PMI which treats the LW claim against PMI pro rata with other unsecured, non-priority claims including the claim of MTC.

17. MTC will not oppose any plan of reorganization for PMIC or LW (if for no other reason other than the fact that MTC is not a creditor of PMIC or LW).

18. PMI will propose a plan of reorganization that includes the provisions of this Settlement Agreement. MTC will vote for the PMI plan of reorganization and will not file a motion to convert the PMI case to a case under Chapter 7 as long as PMI complies with this Settlement Agreement.

19. Each person signing this document on behalf of a corporation represents and warrants that he or she has been authorized, and has all necessary authority, to sign the document on behalf of that corporation, and to bind that corporation, to the terms of the document by his or her signature. With regard to the Debtors, the signatures shall become valid upon approval of this Settlement Agreement by the Bankruptcy Court.

20. This document may be signed in counterparts and when signed in counterparts will have the same force and effect as if the signatures had been affixed to one document.

21. This Settlement Agreement, whether or not consummated, shall in no event be construed or deemed to be evidence of an admission or a concession on the part of the Parties or any of them with respect to the validity of, or any defense to, any claim made in the Adversary Proceeding or in the Bankruptcy Case. The Parties hereto are entering into this Settlement Agreement in order to resolve all disputes and all matters

in relation to the Bankruptcy Case without resorting to further litigation or contested matters. Each of the Parties agrees that, save in any proceedings concerned with the validity or enforcement of this Settlement Agreement, neither this Settlement Agreement, nor anything stated herein, nor any document contemplated hereunder, nor any correspondence relating to this Settlement Agreement, shall be offered or received as evidence in any forum, or be construed or deemed to be evidence of a presumption, concession or admission of any liability, fault, misrepresentation, wrongdoing, or omission by the Parties or any of them.

SETTLEMENT AGREEMENT
Signature Page

____
Pacific Magtron International, Corp., Debtor

____
Pacific Magtron, Inc., Debtor

____
Pacific Magtron (GA), Inc., Debtor

____
Livewarehouse, Inc., Debtor

Approved as to form and content:

SCHWARTZER & McPHERSON LAW FIRM

____
Lenard E. Schwartzer, Esq.
Counsel for Debtors

Approved as to form and content:

LAW OFFICES OF JOHN R. WALTON, P.C

____
John R. Walton, Esq.
Counsel for Pacific Magtron, Inc.

____
Wayne J. Dawson

____
Martin Nielson

____
Micro Technology Concepts

____
Roy Han

Approved as to form and content

CREIM, MACIAS & KOENIG, LLP

____
Stuart I. Koenig, Esq.
Counsel for Micro Technology Concepts, Inc. and Roy Han

____
Asaya Research Corporation

____
Chang-Lin Lin

Approved as to form and content

GONSALVES & KOZACHENKO

____
Stephen R. Harris, Esq.
Counsel for Asaya Research Corporation and Chang-Lin Lin

SETTLEMENT AGREEMENT
Signature Page

Pacific Magtron International, Corp., Debtor

Pacific Magtron, Inc., Debtor

Pacific Magtron (GA), Inc., Debtor

Livewarehouse, Inc., Debtor

Approved as to form and content:

SCHWARTZER & McPHERSON LAW FIRM

Lenard E. Schwartzer, Esq.
Counsel for Debtors

Approved as to form and content:

LAW OFFICES OF JOHN R. WALTON, P.C.

John R. Walton, Esq.
Counsel for Pacific Magtron, Inc.

Wayne I. Dawson

Martin Nielsen

Micro Technology Concepts

Roy Han

Approved as to form and content

CREIM, MACIAS & KOENIG, LLP

Stuart I. Koenig, Esq.
Counsel for Micro Technology Concepts, Inc. and Roy Han

Asaye Innotech Corporation

Chang-Lin Lin

Approved as to form and content

GONSALVES & KOZACHENKO

Stephen F. Haller, Esq.
Counsel for Asaye Innotech Corporation and Chang-Lin Lin

SETTLEMENT AGREEMENT
Signature Page

Pacific Magtron International, Corp., Debtor

Pacific Magtron, Inc., Debtor

Pacific Magtron (GA), Inc., Debtor

Livewarehouse, Inc., Debtor

Approved as to form and content:

SCHWARTZER & McPHERSON LAW FIRM

Lenard E. Schwartzer, Esq.
Counsel for Debtors

Approved as to form and content:

LAW OFFICES OF JOHN R. WALTON, P.C.

John R. Walton, Esq.
Counsel for Pacific Magtron, Inc.

Wayne I. Dunne

Martin Nielsen

Micro Technology Concepts

Ray Hsu

Approved as to form and content

CHEMA, MACIAS & KORINKO, LLP

Stuart I. Koenig, Esq.
Counsel for Micro Technology Concepts, Inc. and Ray Hsu

Asaga Research Corporation

Cheng-Xin Liu

Approved as to form and content

GONSALVES & KOZACHENKO

Stephen F. Tinker, Esq.
Counsel for Asaga Research Corporation and Cheng-Xin Liu

SETTLEMENT AGREEMENT
Signature Page

____________________	____________________
Pacific Magtron International, Corp., Debtor	Pacific Magtron, Inc., Debtor
____________________	____________________
Pacific Magtron (GA), Inc., Debtor	Livewarehouse, Inc., Debtor
Approved as to form and content:	Approved as to form and content:
SCHWARTZER & McPHERSON LAW FIRM	LAW OFFICES OF JOHN R. WALTON, P.C.
	[signature] Tony Cheng on behalf of John R. Walton
____________________	____________________
Lenard E. Schwartzer, Esq. Counsel for Debtors	John R. Walton, Esq. Counsel for Pacific Magtron, Inc.
____________________	____________________
Wayne L. Dawson	Martin Nielson
____________________	____________________
Micro Technology Concepts	Roy Han
Approved as to form and content	
CREIM, MACIAS & KOENIG, LLP	
____________________	
Stuart I. Koenig, Esq. *Counsel for Micro Technology Concepts, Inc. and Roy Han*	
____________________	____________________
Arrys Innotech Corporation	Chang-Lin Lin
Approved as to form and content	
GONSALVES & KOZACHENKO	
____________________	
Stephen F. Heller, Esq. *Counsel for Arrys Innotech Corporation and Chang-Lin Lin*	

Received Time Sep.30. 12:27PM

EXHIBIT "3"

LIST OF POTENTIAL PMI AVOIDANCE ACTIONS

VENDOR	CLAIM AMOUNT
Althon Micro Inc.	10,882.25
AT Distribution	30,650.00
SonicBlue, Inc.	2,250.00
Samsung Electro-Mechanics	5,5820.00
Chaintech	27,067.00
CNET	1,876.00
Corsair Memory	4,436.00
CyberLink.com	750.00
CyberTest	3,233.00
Forcetek Data	2,903.00
Ipex Infotech	33,775.00
Kingston	95,222.53
Microplus Intl Tech	7,560.00
Micro Accessories	1,610.75
Roxio	8,762.89
Samtack	29,250.00
Southern Elec Dist	34,052.40
Sourcenet	12,600.00
SPEC Research	1,410.00
SunnyView Tech	1,407,929.70
Viva Computer Co.	45,609.45
Winnov	1,402.00
Wintec	10,963.75
Bell Micro	12,827.00
Ingram Micro	44,860.65
MicroTechnology Concepts	39,110.50
TOTAL §547CLAIMS	1,926,813.87

EXHIBIT "4"

Schwartzer & McPherson Law Firm
2850 South Jones Blvd., Suite 1
Las Vegas NV 89146
Telephone: (702) 228-7590
Facsimile: (702) 892-0122
Email: bkfilings@s-mlaw.com
Attorneys for Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re: **PACIFIC MAGTRON INTERNATIONAL, CORP.**, a Nevada Corporation, **PACIFIC MAGTRON, INC.**, **PACIFIC MAGTRON (GA), INC.**, **LIVEWAREHOUSE, INC.**, Debtors and Debtors in Possession. Affects all four Debtors: ☐ Affects only: ☐ Pacific Magtron International, Corp. ☒ Pacific Magtron, Inc. ☒ Pacific Magtron (GA), Inc. ☐ Livewarehouse, Inc.	Case Nos. BK-S-05-14331 LBR BK-S-05-14335 LBR BK-S-05-14339 LBR Jointly Administered Under Case No. BK-S-05-14326 LBR Chapter 11 **BALLOT FOR PACIFIC MAGTRON, INC.'S SECOND AMENDED PLAN OF LIQUIDATION AND PACIFIC MAGTRON (GA), INC.'S SECOND AMENDED PLAN OF LIQUIDATION** Hearing: Date: January 24, 2006 Time: 9:30 a.m. Place: *Courtroom 1* *Foley Federal Building* *300 Las Vegas Blvd. South* *Las Vegas, Nevada 89101*

Pacific Magtron, Inc.'s Second Amended Plan of Liquidation (the "PMI Plan") and Pacific Magtron (GA), Inc.'s Second Amended Plan of Liquidation (the "PMIGA Plan") filed with the Bankruptcy Court and referred to in this ballot, can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by a class of creditors which is impaired under the Plans.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE AND RETURN THIS BALLOT BY MAIL OR FACSIMILE TRANSMISSION TO:

Schwartzer & McPherson Law Firm
2850 South Jones Blvd., Suite 1
Las Vegas, NV 89146-5308
Facsimile: (702) 892-0122

THIS BALLOT MUST BE COMPLETED AND SIGNED AND RECEIVED BY NO LATER THAN 5:00 P.M. (PST) ON JANUARY 17, 2006.

BALLOT

The undersigned, a creditor holding a claim in the amount of $___________ (fill in dollar amount of claim) in Class _____ (indicate Class 2 – Administrative Convenience Class Creditors of PMI[1]; Class 3 – Unsecured creditors of PMI; Class 4 – Secured Creditors of PMI; Class 5 - Unsecured creditors of PMIGA;

(CHECK ONE)

[ ] Accepts the PMI Plan **[ ] Rejects the PMI Plan**

[ ] Accepts the PMIGA Plan **[ ] Rejects the PMIGA Plan**

Any ballot received that does not indicate either a vote to accept or a vote to reject a Plan shall be deemed a vote to accept the appropriate Plan. Any ballot received that indicates a vote to accept or reject a Plan for which the creditor is not entitled to vote shall be deemed a vote to accept or reject the Plan for which the creditor is entitled to vote.

DATED this ____ day of _____________, 2006

Print Name of Creditor: ______________________

Signature: ______________________

Title (if corporation or partnership): ______________________

Address: ______________________

____

1. If you agree to reduce the amount of your claim to $100 or less you can be treated as a member of the Administrative Convenience Class and be paid in full on the Effective Date of the PMI Plan. Marking a Ballot as a Class 2 Creditor Claim will be deemed an election to be treated as a member of the Administrative Convenience Class.

SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Tel: (702) 228-7590 · Fax: (702) 892-0122